Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-154173

Prospectus Supplement to the Prospectus dated July 6, 2011 and the Prospectus Supplement dated July 6, 2011 — No. 931

The Goldman Sachs Group, Inc.
Medium-Term Notes, Series D

Underlier-Linked Autocallable Notes
Linked to an Underlier, a Basket of Underliers or the Worst of Two or More Underliers

GENERAL TERMS

Goldman Sachs may from time to time offer and sell underlier-linked autocallable notes, the payments and performance of which will be linked to the performance of an underlier, basket of underliers or the worst of two or more underliers, which we refer to as the notes. When we refer to an underlier, we mean an individual index or an individual exchange traded fund. When we refer to the worst of two or more underliers, we mean the underlier that has the lowest performance as compared to two or more underliers. The accompanying prospectus dated July 6, 2011, the accompanying prospectus supplement dated July 6, 2011 and this prospectus supplement no. 931 dated July 6, 2011 (this prospectus supplement no. 931) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe general terms that apply specifically to your notes, including any changes to the general terms specified below.

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period (which will be specified in the applicable pricing supplement), a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the underlier, basket or worst of closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period (which will be specified in the applicable pricing supplement).

The return on your notes will be based on the performance of the underlier, basket of underliers or the worst of two or more underliers, as applicable, and whether or not your notes have been called. Your notes will be automatically called and redeemed in whole, but not in part, by Goldman Sachs on a call payment date if the underlier closing level, basket closing level or worst of closing level, as applicable, on the call observation date related to such call payment date is greater than or equal to the call level applicable to such call observation date (which will be specified in the applicable pricing supplement). The call observation dates will be specified in the applicable pricing supplement and will be a trading day or a set of predetermined trading days. If the notes are automatically called, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of a note times the call premium amount (which will be zero or a positive percentage specified in the applicable pricing supplement) applicable to the relevant call observation date, in addition to any accrued and unpaid coupons.

If your notes are not automatically called, the return on your notes at maturity will be based on (a) the performance of the underlier, basket of underliers or worst of two or more underliers, as applicable, and (b), if a knock-out event is applicable to your notes, as will be specified in the applicable pricing supplement, whether a knock-out event has occurred. If a knock-out event is applicable to your notes, a knock-out event will occur if (a) for notes with continuous monitoring (i.e., the level of the underlier, basket of underliers or worst of two or more underliers is monitored throughout each trading day), the level of the underlier, basket of underliers or worst of two or more underliers has declined, as compared to the initial underlier level, basket level or worst of level, as applicable, by more than the knock-out amount applicable to such measurement period (which will be specified in the applicable pricing supplement) during the applicable measurement period and (b) for notes with closing level monitoring (i.e., the underlier closing level, basket closing level or worst of closing level, as applicable, is monitored each trading day), the underlier closing level, basket closing level or worst of closing level, as applicable, has declined, as compared to the initial underlier level, initial basket level or initial worst of level, as applicable, by more than the knock-out amount applicable to such measurement period during the applicable measurement period. The measurement period(s) will be specified in the applicable pricing supplement and will be each trading day or a set of predetermined trading days.

The performance of the applicable underlier, basket of underliers or worst of two or more underliers will be measured by the percentage change in the closing level of the specified underlier, the weighted average of the closing levels of the underliers included in the specified basket of underliers or the closing level of the lowest performing worst of underlier, as applicable, on the determination date or each averaging date, as applicable (the final underlier level, final basket level or final worst of level, as applicable, subject to adjustments as described elsewhere in this prospectus supplement no. 931) from the initial underlier level, initial basket level or initial worst of level, as applicable, which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return, basket return or worst of return, as applicable. If the underlier return, basket return or worst of return is less than 0%, if there is a knockout event or if the final underlier level, final basket level or final worst of level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier, the basket of underliers or the worst of two or more underliers. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant foreign currency exchange rate for such underlier, if specified in the applicable pricing supplement.

If the notes are not automatically called, the cash settlement amount will be an amount in cash equal to:

•	if the notes are subject to a knock-out event, and a knock-out event occurs during any of the measurement periods, and:

•

if the final underlier, basket or worst of level is greater than the initial underlier, basket or worst of level, the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be zero or a positive percentage, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier, basket return or worst of return, subject to the cap level if one is specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final underlier, basket or worst of level over the cap level will not increase the cash settlement amount;

•

if the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level, the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier, basket or worst of return, as applicable;

•	if (a) the notes are subject to a knock-out event and a knock-out event does not occur during any of the measurement periods or (b) the notes are not subject to a knock-out event,

•	if the final underlier, basket or worst of level is greater than the initial underlier, basket or worst of level, the greater of

•

the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be zero or a positive percentage, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier, basket return or worst of return, subject to the cap level if specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final underlier, basket or worst of level over the cap level will not increase the cash settlement amount, and

•

if the applicable pricing supplement specifies a contingent minimum return, the face amount of a note plus the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement), if applicable;

•

if the applicable pricing supplement specifies a buffer level (which will be a positive amount less than the initial underlier, basket or worst of level), and if the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level but greater than or equal to the buffer level, the face amount of a note;

•

if the applicable pricing supplement specifies a buffer level, and if the final underlier, basket or worst of level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative underlier, basket or worst of return below the underlier, basket or worst of return at the buffer level;

•

if the applicable pricing supplement does not specify a buffer level, and if the final underlier, basket or worst of level is equal to or less than the initial underlier, basket or worst of level, the greater of

•	the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier, basket or worst of return; and

•

if the applicable pricing supplement specifies a contingent minimum return, the face amount of a note plus the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement), if applicable.

Therefore, you will receive less than the face amount of your notes on the stated maturity date and you could lose all or a substantial portion of your investment in the notes if the final underlier, basket or worst of level is less than the initial underlier, basket or worst of level and is less than the buffer level, if applicable, and if there is no contingent minimum return, the contingent minimum return is less than 100% or there is a knock-out event. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier, basket of underliers or worst of two or more underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier, basket or worst of level.

The general terms of the notes are described beginning on page S-61 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Underlier, basket underliers or worst of underliers: as specified in the applicable pricing supplement

Cash settlement amount: on the stated maturity date or applicable call payment date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable” on page S-62

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Stated Maturity Date” on page S-76, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Determination Date” on page S-76, unless otherwise specified in your pricing supplement

Call premium amount(s): as specified in the applicable pricing supplement

Call payment dates: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Call Payment Dates” on page S-76, unless otherwise specified in your pricing supplement

Call observation dates: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Call Observation Dates” on page S-78, unless otherwise specified in your pricing supplement

Coupon rate (if any): none unless specified in the applicable pricing supplement

Coupon payment dates: none unless specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Coupon Payments — Coupon Payment Dates” on page S-83, unless otherwise specified in your pricing supplement

Coupon trigger level: none unless specified in the applicable pricing supplement

Coupon observation dates: none unless specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Coupon Payments — Coupon Observation Dates” on page S-83, unless otherwise specified in your pricing supplement

Knock-out amount: none unless specified in the applicable pricing supplement

Measurement periods: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Measurement Periods” on page S-79, unless otherwise specified in your pricing supplement

Calculation agent: Goldman, Sachs & Co.

Your investment in the underlier-linked autocallable notes involves certain risks. See “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes” beginning on page S-46 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 931 or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this prospectus supplement no. 931 in the initial sale of the underlier-linked autocallable notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 931 in a market-making transaction in protected underlier-linked autocallable notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 931 is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated July 6, 2011.

In this prospectus supplement no. 931, when we refer to a “note”, including your notes, we mean an underlier-linked autocallable note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Underlier-Linked Autocallable Notes” on page S-61. Please note that in this prospectus supplement no. 931, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 6, 2011, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated July 6, 2011, of The Goldman Sachs Group, Inc. References to the “indenture” in this prospectus supplement no. 931 mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The underlier-linked autocallable notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The underlier-linked autocallable notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 931 summarizes financial and other terms that apply generally to the underlier-linked autocallable notes, including your notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this prospectus supplement no. 931. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this prospectus supplement no. 931 for all purposes with respect to your notes.

SUMMARY INFORMATION

Cash Settlement Amount for Notes Subject To Knock-Out

The applicable pricing supplement may specify a knock-out event for your notes. If the applicable pricing supplement so provides, the knock-out amount will be a specified percentage of the initial underlier, basket or worst of level. As described below, if a knock-out event is specified and a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

In such a case, whether the notes are linked to a single underlier, a weighted basket of underliers or the worst of two or more underliers, if the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs (i.e., the level of the underlier, the level of the basket, the worst of level, the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, has declined, as compared to the initial underlier, basket or worst of level, as applicable, by more than the knock-out amount applicable to the applicable measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or worst of two or more underliers, as applicable. In such a case, if the final underlier, basket or worst of level, as applicable, is greater than the initial underlier, basket level or worst of level, as applicable, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or worst of return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or worst of return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or worst of return. In this case, because the underlier, basket or worst of return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur, you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or worst of two or more underliers, as applicable. In such a case, if the final underlier, basket or worst of level, as applicable, is greater than the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or worst of return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement and subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or worst of return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or worst of return, subject to the buffer level (as described below), if one is specified in the applicable pricing supplement, or subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or worst of return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes unless the contingent minimum return is positive.

The upside participation rate will be zero or a positive percentage. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier, basket of underliers or worst of two or more underliers. If the applicable pricing supplement specifies an upside participation rate that is positive but less than 100%, you will participate in less than the full return of the applicable underlier, basket of underliers or worst of two or more underliers over the life of your notes. For example, if the upside participation rate for your notes were set at 85% and the underlier, basket or worst of return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming a cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is zero, you will not participate in any of the positive return of the applicable underlier, basket of underliers or worst of two or more underliers over the life of your notes. For example, if the upside participation rate for your notes were set at 0% and the underlier, basket or worst of return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 100% (assuming a contingent minimum return is not applicable). If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier, basket of underliers or worst of two or more underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier, basket of underliers or worst of two or more underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The return of the applicable underlier, basket of underliers or worst of underliers, which we refer to as the underlier return, the basket return or the worst of return, is equal to the percentage, if any, by which the final level of the applicable underlier, basket of underliers or worst of two or more underliers (which we refer to as the final underlier level, final basket level or final worst of level) exceeds the initial level of such underlier, basket of underliers or worst of two or more underliers (which we refer to as the initial underlier level, initial basket level or initial worst of level). The underlier, basket or worst of return measures the performance of the applicable underlier, basket of underliers or worst of two or more underliers over the life of the notes by measuring the change in the final underlier, basket or worst of level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial underlier, basket or worst of level (as determined on the original trade date for the notes).

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and a knock-out event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x upside participation rate x underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement and if the notes are not called and a knock-out event occurs and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x underlier return)

and if the notes are not called and a knock-out event does not occur and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final underlier level is equal to the initial underlier level, the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x underlier return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate	=	zero or a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

underlier return	=	final underlier level – initial underlier level	, expressed as a percentage
initial underlier level

initial underlier level	=	as specified in the applicable pricing supplement

final underlier level	=	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of such underlier on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

closing level	=	unless otherwise specified in the applicable pricing supplement, as described under “General Terms of the Underlier-Linked Autocallable Notes — Special Calculation Provisions — Closing Level” on page S-87, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with

Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74
level of the underlier	=	unless otherwise specified in the applicable pricing supplement, as described under “General Terms of the Underlier-Linked Autocallable Notes — Special Calculation Provisions — Level of the Underlier” on page S-88, subject to adjustment as described under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84, “General Terms of the Underlier-Linked Autocallable Notes — Special Calculation Provisions — Anti-Dilution Adjustments for Exchange Traded Funds” on page S-85 and, if applicable, “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74
call premium amount	=	zero or a positive percentage specified in the applicable pricing supplement for a given call observation date
call levels	=	the levels, applicable to each call observation date, as specified in the applicable pricing supplement
knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the closing level has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period
knock-out amount	=	a specified percentage of the initial underlier, basket or worst of level specified in the applicable pricing supplement for a given measurement period and where,
stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Stated Maturity Date” on page S-76 or as provided in the applicable pricing supplement
determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Determination Date” on page S-76 or as provided in the applicable pricing supplement
averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Averaging Dates” on page S-77 or as provided in the applicable pricing supplement
call observation dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Call Observation Dates” on page S-78 or as provided in the applicable pricing supplement
call payment dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity

Date or Call Payment Dates, if Applicable — Call Payment Dates” on page S-76 or as provided in the applicable pricing supplement

measurement period	=	unless otherwise specified in the applicable pricing supplement, a trading day or a set of predetermined trading days, as specified in the applicable pricing supplement

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and a knock-out event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x upside participation rate x basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event occurs and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return)

and if the notes are not called and a knock-out event does not occur and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final basket level is equal to the initial basket level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier	=	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84

basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74 for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier Weighting Multiplier

( closing level of Underlier A on such trading day x weighting multiplier for Underlier A ) +

( closing level of Underlier B on such trading day x weighting multiplier for Underlier B ) +

(closing level of Underlier C on such trading day x weighting multiplier for Underlier C )

level of the basket	=	unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the sum of the products, as calculated for each basket underlier, of the level for each basket underlier at such time on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

basket return	=	final basket level – initial basket level	, expressed as a percentage
initial basket level

knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the basket has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the basket closing level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period” and “knock-out amount” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers

For notes linked to the worst of two or more underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and a knock-out event occurs and the final worst of level is greater than the initial worst of level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x upside participation rate x worst of return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event occurs and the final worst of level is less than or equal to the initial worst of level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x worst of return)

and if the notes are not called and a knock-out event does not occur and the final worst of level is greater than the initial worst of level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x worst of return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final worst of level is equal to the initial worst of level, the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final worst of level is less than the initial worst of level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x worst of return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

initial worst of underlier level	=	for each worst of underlier, as specified in the applicable pricing supplement

initial worst of level	=	the initial worst of underlier level for the worst of underlier with the lowest worst of underlier performance, as determined by the calculation agent

worst of underlier closing level	=	for each worst of underlier, unless otherwise specified in the applicable pricing supplement, for any given trading day, the closing level on such trading day of such worst of underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74

worst of closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day and each worst of underlier, the closing level on such trading day of the worst of underlier with the lowest worst of underlier performance, as determined by the calculation agent, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74

worst of level	=	unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the worst of underlier level of the worst of underlier with the lowest worst of underlier performance, as determined by the calculation agent, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-74

final worst of underlier level	=	for each worst of underlier, the worst of underlier closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the worst of underlier closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

final worst of level	=	the final worst of underlier level for the worst of underlier with the lowest worst of underlier performance at closing on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, for the worst of underlier with the lowest worst of underlier performances based on the arithmetic average of the worst of underlier closing levels on each of the specified averaging dates, as determined by the calculation agent

worst of underlier performance	=	for each worst of underlier, for any given time on any given trading day,

		worst of underlier level – initial worst of underlier level , initial worst of underlier level	expressed as a percentage

worst of underlier level	=	for each worst of underlier, unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the level at such time on such trading day of such worst of underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value on page S-74

worst of return	=	final worst of level – initial worst of level	, expressed as a percentage
initial worst of level

knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the worst of level has declined, as compared to the initial worst of level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the worst of closing level has declined, as compared to the initial worst of level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period” and “knock-out amount” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Cash Settlement Amount for Notes Not Subject To Knock-Out

If the applicable pricing supplement does not specify a knock-out event, whether the notes are linked to a single underlier, a weighted basket of underliers or the worst of two or more underliers, if the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called, you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or worst of two or more underliers, as applicable. In such a case, if the final underlier, basket or worst of level is greater than the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or worst of return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement and subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or worst of return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level, the cash settlement amount will equal the sum of the face amount plus the product of the face amount of each of your notes times the underlier, basket or worst of return, subject to the buffer level (as described below), if one is specified in the applicable pricing supplement, or to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or worst of return will be a negative percentage in this case, the cash settlement amount will be less than or equal to the face amount of each of your notes unless the contingent minimum return is a positive percentage.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final underlier level is equal to the initial underlier level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x underlier return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate”, “underlier return”, “initial underlier level”, “final underlier level”, “closing level”, “level of the underlier”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, and “averaging dates”, are as defined under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final basket level is equal to the initial basket level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “initial basket level”, weighting percentage”, “weighting multiplier”, “basket closing level”, “level of the basket”, “final basket level”, and “basket return”, are as defined under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers

For notes linked to the worst of two or more underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x call premium amount)

and if the notes are not called and the final worst of level is greater than the initial worst of level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x worst of return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final worst of level is equal to the initial worst of level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final worst of level is less than the initial worst of level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x worst of return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “ — Cash Settlement Amount for Notes Subject to Buffer Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period”, “initial worst of level”, “worst of closing level”, “worst of level”, “final worst of level”, and “worst of return”, are as defined under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to Buffer Level

The applicable pricing supplement may specify a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be as specified in the applicable pricing supplement and is expected to be a percentage (less than 100% and greater than 0%) of the initial underlier, basket or worst of level.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x buffer rate x (underlier return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial underlier level and where,

“face amount”, “final underlier level”, initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x buffer rate x (basket return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial basket level and where,

“face amount”, “initial basket level”, “final basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers

For notes linked to the worst of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is less than or equal to the initial worst of level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final worst of level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount x buffer rate x (worst of return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial worst of level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial worst of level minus the buffer level divided by (ii) the initial worst of level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial worst of level and where,

“face amount”, “initial worst of level”, “final worst of level” and “worst of return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to Contingent Minimum Return

The applicable pricing supplement may specify a contingent minimum return for your notes. If the applicable pricing supplement so provides, the contingent minimum return will be a percentage specified in the applicable pricing supplement.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x upside participation rate x underlier return), or

(b) face amount + (face amount x contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x underlier return), or

(b) face amount + (face amount x contingent minimum return)

where,

“face amount”, “knock-out event”, “final underlier level”, “initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x upside participation rate x basket return), or

(b) face amount + (face amount x contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x basket return), or

(b) face amount + (face amount x contingent minimum return)

where,

“face amount”, “knock-out event”, “final basket level”, “initial basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers

For notes linked to the worst of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is greater than or equal to the initial worst of level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x upside participation rate x worst of return), or

(b) face amount + (face amount x contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is less than the initial worst of level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount x worst of return), or

(b) face amount + (face amount x contingent minimum return)

where,

“face amount”, “knock-out event”, “final worst of level”, “initial worst of level” and “worst of return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a percentage (which will be greater than 100%) of the initial underlier, basket or worst of level, as specified in the applicable pricing supplement.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level

amount	divided by (2) the initial underlier level.

and where,

“face amount”, “knock-out event”, “final underlier level”, “initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement amount	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

and where,

“face amount”, “knock-out event”, “final basket level”, “initial basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers

For notes linked to the worst of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and the final worst of level is greater than or equal to the initial worst of level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement amount	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial worst of level divided by (2) the initial worst of level.

and where,

“face amount”, “knock-out event”, “final worst of level”, “initial worst of level” and “worst of return” are as described under “Cash Settlement Amount for Notes Subject to Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Worst of Two or More Underliers” above.

Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier, each basket underlier or each worst of underlier, the closing level of such underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

In such case, the cash settlement amount will be calculated as described above and the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level	=	with respect to the underlier, each basket underlier or each worst of underlier on any trading day, the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate	=	with respect to the underlier, each basket underlier or each worst of underlier on any trading day, as specified in the applicable pricing supplement

final underlier level	=	with respect to the underlier, the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

adjusted basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier

final basket level	=	the adjusted basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

adjusted worst of closing level	=	on any trading day, the worst of closing level of the worst of underlier with the lowest worst of underlier performance at closing on such trading day multiplied by the exchange rate with respect to such worst of underlier on such trading day, as determined by the calculation agent

final worst of level	=	the adjusted worst of closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted worst of closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85

Averaging Dates

If specified in the applicable pricing supplement, the final underlier, basket or worst of level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier, basket or worst of closing levels on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-81 and subject to adjustment as provided under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” on page S-84 and “General Terms of the Underlier-Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-85.

Underliers

For a description of certain underliers to which the notes may be linked, see “The Underliers”, attached to this prospectus supplement no. 931 as Annex A. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Coupon

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the underlier, basket or worst of closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, which will be specified in the applicable pricing supplement. Such a coupon will accrue on the face amount of each of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the coupons will accrue on a constant basis and that the coupon rate and the coupon payment dates will be those specified in the applicable pricing supplement and, as long as your notes are in global form, the regular record date for each coupon payment date will be the first business day preceding the coupon payment dates, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount or a premium to their stated principal amount.

•

We may sell additional notes after the date of the applicable pricing supplement and prior to the applicable settlement date, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the initial applicable pricing supplement.

•	We may from time to time, without your consent, issue additional underlier-linked autocallable notes having the same terms as certain underlier-linked autocallable notes previously issued.

Redemption of the Notes

We will automatically call and redeem all, but not part, of your notes on any call payment date if the underlier closing level, basket closing level or worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date (which will be specified in the applicable pricing supplement). The call observation dates will be specified in the applicable pricing supplement and will be a trading day or a set of predetermined trading days. If the notes are automatically called, the cash settlement amount will be an amount in cash equal to the product of the face amount of each of your notes times the call premium amount (which will be zero or a positive percentage specified in the applicable pricing supplement) applicable to the relevant call observation date, in addition to any accrued and unpaid coupons.

Calculation Agent

Goldman, Sachs & Co. is appointed as the initial calculation agent for the underlier-linked autocallable notes as of the date of this prospectus supplement no. 931. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding whether a redemption or a knock-out event occurs; the initial worst of level; the worst of underlier level; the final underlier, basket or worst of level; the final worst of underlier level; the underlier return, the basket return and the worst of return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; coupon payment dates and coupon observation dates, if applicable; call observation dates; measurement periods, if applicable; business days, trading days; the amount of any coupon accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-94.

Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid derivative contract (which is an income-bearing derivative contract if the notes bear a coupon) in respect of the underlier, basket of underliers, or worst of two or more underliers as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, exchange, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-94 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE UNDERLIER-LINKED AUTOCALLABLE NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier, basket or worst of performances as they relate to hypothetical issuances of notes linked to a single underlier, notes linked to a basket of underliers and notes linked to the worst of two or more underliers.

The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or a basket of underliers, as applicable. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable underlier, basket of underliers or worst of two or more underliers will be during the measurement period or on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in “The Underliers” in Annex A to this prospectus supplement no. 931 below have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

The following examples, tables and charts do not reflect coupon payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlying stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate). In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.

For these reasons, the actual performance of the applicable underlier, basket of underliers or worst of two or more underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier, basket or worst of level, the upside participation rate, the knock-out amount, the cap level, the maximum settlement amount, the contingent minimum return, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier without Averaging Dates

Examples for the Case Where a Knock-Out Event Occurs and the Notes are Not Called

If a knock-out event occurs during the applicable measurement period, the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to the cap level, if specified in the applicable pricing supplement. The underlier return is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if a knock-out event occurs and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount x upside participation rate x underlier return)

If a knock-out event occurs during the applicable measurement period and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return. Accordingly, if a knock-out event occurs and the final underlier level is less than or equal to the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount of a note x underlier return)

The hypothetical examples presented below show how the amount payable on the notes is calculated when a knock-out event occurs and the notes are not automatically called, based on key terms and assumptions set forth below. In all cases where a knock-out event occurs, the contingent minimum return will not be applicable.

Example 1: The final underlier level is greater than the initial underlier level.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,780
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the underlier level from the trade date to the determination date.

The table below reflects the key terms and assumptions above and illustrates the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,780	78.00%
200%	3,000	$1,000	$1,780	78.00%
150%	2,500	$1,000	$1,780	78.00%
100%	2,000	$1,000	$1,780	78.00%
75%	1,750	$1,000	$1,780	78.00%
60%	1,600	$1,000	$1,780	78.00%
50%	1,500	$1,000	$1,650	65.00%
25%	1,250	$1,000	$1,325	32.50%
20%	1,200	$1,000	$1,260	26.00%
10%	1,100	$1,000	$1,130	13.00%

Example 2: The final underlier level is less than the initial underlier level.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $800. Because the final underlier level is less than the initial underlier level, your return on the notes will be less than the amount you invested.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-10%	900	$1,000	$900	-10.00%
-20%	800	$1,000	$800	-20.00%
-30%	700	$1,000	$700	-30.00%
-50%	500	$1,000	$500	-50.00%
-60%	400	$1,000	$400	-60.00%
-70%	300	$1,000	$300	-70.00%
-80%	200	$1,000	$200	-80.00%
-90%	100	$1,000	$100	-90.00%
-100%	0	$1,000	$ 0	-100.00%

Examples for the Case Where the Notes are Automatically Called

If the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), on the applicable call payment date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the call premium amount.

Example 3: The notes are automatically called.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical underlier level on the first call observation date:	1,200
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical call level applicable to all observation dates:	1,200
Hypothetical call premium amount:	10%

Cash settlement amount payable on the call payment date	= $1,000 + ($1,000 x 10%) = $1,100

In the example above, on the first call payment date, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,100. In this example, because the hypothetical call premium is less than the underlier return, you would receive a cash settlement amount for your notes that would be less than you would have received had you invested directly in the underlier.

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

If a knock-out event does not occur during any measurement period and a contingent minimum return is applicable and the notes are not automatically called, on the stated maturity date for each of your notes if the final underlier level is greater than the initial underlier level, you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. However, if the final underlier is less than or equal to the initial underlier level, you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return or (b) the sum of the face amount of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return. Thus, even if the final underlier level is equal to or less than the initial underlier level, you will receive a return on your notes equal to the contingent minimum return. Accordingly, if a knock-out event does not occur and your notes are not automatically called and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be the greater of:

face amount of a note + (face amount of a note x upside participation rate x underlier return), or face amount of a note + (face amount of a note x contingent minimum return)

Alternatively, if a knock-out event does not occur and your notes are not automatically called and the final underlier level is equal to or less than initial underlier level, the amount payable at maturity per each note will be the greater of:

face amount of a note + (face amount of a note x underlier return), or face amount of a note + (face amount of a note x contingent minimum return)

Example 4: The underlier return is less than the contingent minimum return.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date
Knock out event does not occur during any measurement period

In the example above, since the underlier return of -10% is less than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, calculated using the contingent minimum return, which will in turn equal $1,030.

Example 5: The underlier return is greater than the contingent minimum return.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,200
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date
Knock out event does not occur during any measurement period

In the example above, since the underlier return of 20% is greater than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, calculated without regard to the contingent minimum return, which will in turn equal $1,260.

Example 6: The underlier return is greater than the contingent minimum return and a cap level applies.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date
Knock out event does not occur during any measurement period

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

An Example for the Case Where a Knock-Out Event Is Not Specified or Is Specified but Does Not Occur and a Buffer Level is Applicable and the Notes are Not Called

Example 7: The buffer level is applicable

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical buffer level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	600
Hypothetical buffer level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

If the applicable pricing supplement specifies a buffer rate of 100%,

In the example above, since the final underlier level of 600 is less than the underlier level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	125%
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

The table below reflects the key terms and assumptions above and illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will not be protected and could even be zero.

Hypothetical Percentage Return on the Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.00	0.00%
-10%	900	$1,000	$1,000.00	0.00%
-20%	800	$1,000	$1,000.00	0.00%
-25%	750	$1,000	$ 937.50	-6.25%
-50%	500	$1,000	$ 625.00	-37.50%
-75%	250	$1,000	$ 312.50	-68.75%
-100%	0	$1,000	$ 0.00	-100.00%

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	100%
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

The table below reflects the key terms and assumptions above and illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will be at least 20% of the face amount of your notes regardless of the hypothetical percentage returns on the underlier.

Hypothetical Percentage Return on the Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$ 950	-5%
-50%	500	$1,000	$ 700	-30%
-75%	250	$1,000	$ 450	-55%
-100%	0	$1,000	$ 200	-80%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels When the Notes Are Not Called and a Knock-Out Event Occurs or Does Not Occur

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis and whether a knock-out event occurs, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1:	A knock-out event occurs, the upside participation rate is greater than 100% and no cap level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

Chart 2:	A knock-out event does not occur during any measurement period; the upside participation rate is less than 100%, no cap level is specified and the contingent minimum return is 3%.

The chart above shows that any hypothetical final underlier level that is less than 103% of the initial underlier level (the section left of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the face amount of a note plus the face amount of a note multiplied by the contingent minimum return of 3% (the line parallel to the horizontal axis that is left of the 103% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than or equal to 103% of the initial underlier level (the section on and right of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 103% of the face amount of a note (the section on or above the 103% marker on the vertical axis). Since the upside participation rate is less than 100%, the rate of increase in the hypothetical cash settlement amounts will be less than the rate of increase in the final underlier levels.

Chart 3:	A knock-out event does not occur during any measurement period; the upside participation rate is equal to 100%, no cap level is specified and the contingent minimum return is 0%.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the of the face amount of a note (the line parallel to the horizontal axis that is left of the 100% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels.

Notes Linked to a Basket of Underliers without Averaging Dates

Examples for the Case Where a Knock-Out Event Occurs and the Notes are Not Called

If a knock-out event occurs during the applicable measurement period and the final basket level is greater than the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the basket return, subject to the cap level, if applicable. If a knock-out event occurs during the applicable measurement period and the final basket level is less than or equal to the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the basket return. The basket return is the percentage, if any, by which the final basket level exceeds the initial basket level. If the final basket level is less than or equal to the initial basket level, on the stated maturity date for each notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes.

The tables under “— Notes Linked to a Single Underlier without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the basket closing levels and for the case where the notes are automatically called. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 8: A knock-out event occurs and all basket underliers have a positive return.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical basket level on each call observation date is less than the call level applicable to such call observation date

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier level × Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. However, assuming that a knock-out event has occurred during the applicable measurement period, the cash settlement amount is calculated as follows:

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130.

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

Example 9: A knock-out event does not occur during any measurement period and a contingent minimum return is applicable and mixed returns of basket underliers are applicable.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical basket level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

In the example above, even though the final basket level of 82.92 is less than the initial basket level of 100, since a knock-out event did not occur during the measurement period and a contingent minimum return applies, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount multiplied by the contingent minimum return, which is an amount equal to $1,030.

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “—Notes Linked to a Single Underlier without Averaging Dates” above and “— Notes with Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

Notes Linked to Worst of Underliers without Averaging Dates

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

If a knock-out event does not occur during any measurement period and the final worst of level is greater than the initial worst of level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the worst of return, subject to the contingent minimum return, if applicable, and the cap level, if applicable. If a knock-out event does not occur during any measurement period and the final worst of level is less than or equal to the initial worst of level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the worst of return, subject to the contingent minimum return, if applicable. The worst of return is the percentage, if any, by which the final worst of level exceeds the initial worst of level of the underlier with the lowest worst of performance. If the final worst of level is less than or equal to the initial worst of level, on the stated maturity date for each notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes, subject to the contingent minimum return, if applicable.

The tables under “— Notes Linked to a Single Underlier without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the worst of closing levels and for the case where the notes are automatically called or a knock-out event occurs. However, it is important to understand that the worst of returns are based on the closing level of the lowest performing worst of underlier.

Example 10: A knock-out event does not occur during any measurement period.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical worst of level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, a knock-out event has not occurred and two of the three worst of underliers have a positive worst of underlier return, but these positive returns are negated by the negative return of the lowest performing worst of underlier.

Worst Of underliers	Hypo-thetical Initial Underlier Level of Each Worst Of Underlier	Hypothetical Final Underlier Level of Each Worst Of Underlier	Hypothetical Underlier Return
Underlier A	200	120	-40.00%
Underlier B	800	840	5.00%
Underlier C	1500	1600	6.67%
		Final Worst of Level:	120
		Worst of Return:	-40.00%

Because Underlier A is the worst of underlier with the lowest worst of underlier performance, the worst of return in this example is -40.00%. The amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

Example 11: A knock-out event does not occur and a contingent minimum return is applicable.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical worst of level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, two of the three worst of underliers have a positive underlier return, but these positive returns are negated by a negative return of the worst of underlier with the lowest worst of underlier performance.

Worst of Underlier	Hypothetical Initial Underlier Level of Each Worst Of Underlier	Hypothetical Final Underlier Level of Each Worst Of Underlier	Hypothetical Underlier Return
Underlier A	200	120	-40.00%
Underlier B	800	840	5.00%
Underlier C	1500	1600	6.67%
		Final Worst of Level:	120
		Worst of Return:	-40.00%

In the example above, even though the worst of return is -40.00%, since a knock-out event did not occur during the measurement period and a contingent minimum return applies, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus $1,000 multiplied by the contingent minimum return, which is an amount equal to $1,030.

To see how a cap level or averaging dates affect the calculation of the amount payable at maturity for notes linked to the worst of two or more underliers, please refer to the relevant examples described in “— Notes Linked to a Single Underlier without Averaging Dates” above and “— Notes with Averaging Dates” below, respectively, which would also apply to notes linked to the worst of two or more underliers.

Notes Linked to Underliers Denominated in Non-U.S. Dollars

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

If your notes are linked to an underlier, basket underlier or worst of underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier, basket underlier or worst of underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 12: A knock-out event does not occur; all basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, the closing level of each basket underlier on the determination date is greater than the closing level of such basket underlier on the trade date. Because the exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the exchange rate for each basket underlier on the trade date and the determination date are equal, the return on the notes will not be affected by converting the underlier level into U.S. dollars.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the upside participation rate is 130%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $2,300. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 13: A knock-out event does not occur; all basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, the closing level of each basket underlier on the determination date is greater than its closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	0.5	200	0%	20
Underlier B	800	1	40.00%	0.05	1,600	0.5	800	0%	40
Underlier C	1,600	1	40.00%	0.025	3,200	0.5	1,600	0%	40
								Initial Basket Level	100
								Final Basket Level	100
								Basket Return	0%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the decline in the value of the currencies in which the underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, the cash settlement amount will be equal the face amount of the note.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 100. The basket return will be calculated as the quotient of (i) the final basket level of 100 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

The 0% basket return will then be used to calculate the cash settlement amount as follows:

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the face amount of the note, or $1,000, even though the level of each basket underlier increased greatly over the life of the notes.

Notes with Averaging Dates

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier, basket or worst of level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier, basket or worst of closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier, basket of underliers or worst of two or more underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier, basket underliers, or worst of two or more underliers over such period on the amount payable to you at maturity. However, the underlier, basket of underliers or worst of two or more underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 14: A knock-out event does not occur and four averaging dates are specified.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical knock-out amount:	30%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier, basket or worst of closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier, basket or worst of level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier, basket or worst of level of 100, and a hypothetical upside participation rate of 110%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket/Worst of Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$950.00	$1,247.50	$987.50

•

In Case 1, the underlier, basket or worst of closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier, basket or worst of level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple underlier, basket or worst of return of 60% over the life of the notes.

•

In Case 2, the underlier, basket or worst of closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final underlier, basket or worst of level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier, basket or worst of level is less than the initial underlier/basket level of 100, the investor receives a cash settlement amount of $950.00.

•

In Case 3, the underlier, basket or worst of closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier, basket or worst of level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the simple underlier, basket or worst of return over the life of the notes is 0%.

•

In Case 4, the underlier, basket or worst of closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier, basket or worst of level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier, basket or worst of level is less than the initial underlier, basket or worst of level, the cash settlement amount equals $987.50. Although the simple underlier, basket or worst of return over the life of the notes is 25%, the investor will receive less than the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes or whether a knock-out event will occur, nor can we predict the relationship between the underlier, basket or worst of level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier, on any trading day, the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level, final basket level or final worst of underlier level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash, if any, to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE UNDERLIER-LINKED AUTOCALLABLE NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated July 6, 2011. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the equity indices or exchange traded funds to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on whether your notes have been called, whether a knock-out event has occurred, if specified in the applicable pricing supplement, and on the performance of the applicable underlier, basket of underliers or worst of underliers on the determination date or each of the averaging dates, as applicable, over their level on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final index, basket or worst of level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of each of your notes for every 1% negative underlier basket or worst of return below such return at the buffer level. Therefore, in this case, you will lose more than 1% for every 1% negative underlier, basket or worst of return below the underlier basket or worst of return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level or if a knock-out event occurs, and if the final underlier, basket or worst of level is less than the initial underlier, basket or worst of level, then you will lose 1% of the face amount of each of your notes for every 1% negative underlier, basket or worst of return, subject to the contingent minimum return, if applicable. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes, subject to the contingent minimum return, if applicable. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes if a knock-out event occurs.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

If a Knock-Out Event Occurs and the Final Underlier, Basket or Worst of Level is Less

Than the Initial Underlier, Basket or Worst of Level, You Will Be Exposed to Any Depreciation of the Underlier, Basket of Underliers or Worst of Underliers

If your notes are not automatically called and are subject to a knock-out event and a knock-out event occurs, (i.e., the level of the underlier, the level of the basket, the worst of level, the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, has declined, as applicable, as compared to the initial underlier, basket or worst of level, as applicable, by more than the knock-out amount applicable to the measurement period during the applicable measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or worst of underliers, as applicable. In such a case, if the final underlier, basket or worst of level is greater than the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or worst of return. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier, basket or worst of level is less than or equal to the initial underlier, basket or worst of level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or worst of return. In this case, because the underlier, basket or worst of return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero. If a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

The Potential to Receive Any Contingent Minimum Return Will Terminate If a Knock-Out Event Occurs

If your notes are not automatically called and are subject to a knock-out event and a knock-out event occurs during any measurement period, (i.e., the level of the underlier, the level of the basket, the worst of level, the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, has declined, as applicable, as compared to the initial underlier, basket or worst of level, as applicable, by more than the knock-out amount during the applicable measurement period), you will not be entitled to the protection provided by the contingent minimum return, if any, specified in the applicable pricing supplement. Under these circumstances, you will be fully exposed to any depreciation of the underlier, basket or worst of underliers and you may lose some or all of your investment in the notes.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to a single underlier, basket of underliers or worst of underliers. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your Notes on the Date of Any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will, and the Price You May Receive for Your Notes May, Be Significantly Less Than the Issue Price

The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your notes using such pricing models. The amount of such excess will decline on a straight line basis over a period to be specified in the applicable pricing supplement for your notes, after which period, the price at which Goldman, Sachs & Co. would buy or sell notes (if Goldman, Sachs & Co. makes a market) will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.

In addition to the factors discussed above, the value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including a deterioration in our creditworthiness or perceived creditworthiness whether measured by our credit ratings or other credit measures. These changes may adversely affect the market price of your notes, including the price you may receive for your notes in any market making transaction. The quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

Your Notes Are Subject to Redemption

We will automatically call and redeem all, but not part, of your notes on the call payment date or dates, which will be specified in the applicable pricing supplement, if the underlier closing level, basket closing level or worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date, which will be specified in the applicable pricing supplement. See “General Terms of the Underlier-Linked Autocallable Notes — Redemption of the Notes” below.

If your notes are redeemed, the cash settlement amount you will receive may not be as large as the cash settlement amount and any coupons you would otherwise have received upon the maturity of your notes. Further, if your notes are redeemed on a call payment date prior to the maturity date, you may not be able to reinvest the cash settlement amount at a comparable return for a similar level of risk.

If Your Notes Are Linked to a Basket of Underliers, the Lower Performance of One Basket Underlier May Offset an Increase in the Other Underliers in the Basket

Your notes may be linked to basket underliers that are not equally weighted. Declines in the level of one basket underlier may offset increases in the levels of the other underliers in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

If Your Notes Are Linked to the Worst of Two or More Underliers, the Lower Performance of One Worst of Underlier Will Negate an Increase in the Other Worst of Underliers

Your notes may be linked to the performance of the worst of two or more underliers. The closing level for your notes will equal the worst of the closing levels of the worst of underliers specified in the applicable pricing supplement. As a result, only the closing level of the worst performing worst of underlier will have an effect on the return on your notes and you will not benefit from any return on the other worst of underliers.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Your notes may be linked to an underlier, basket of underliers or worst of underliers that are denominated in non-U.S. dollar currencies. If specified in the applicable pricing supplement, the level of the underlier, each basket underlier or each worst of underlier denominated in non-U.S. dollar currencies will be adjusted to reflect its U.S. dollar value by converting the level of the underlier, the applicable basket underlier or the applicable worst of underlier from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which the underlier, any basket underlier or the worst of underlier is denominated, you may lose a significant part of your investment in the notes, even if the value of the underlier, each basket underlier or each worst of underlier increases over the life of your notes.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;

•	interest rate levels;

•	the balance of payments among countries;

•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the underlier, basket of underliers or worst of underliers or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes may be linked to an underlier, basket underliers or worst of underliers that are denominated in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the payment amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

If Your Notes Are Linked to Certain U.S. Dollar Denominated Indices, Your Investment in the Underlier-Linked Autocallable Notes Will Be Subject to Foreign Currency Exchange

Rate Risk

For notes linked to U.S. dollar denominated indices whose underlying stock prices are converted by the underlier sponsor into U.S. dollars for purposes of calculating the value of the underlier, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlier which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an underlier strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall underlier. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the underlier will be adversely affected and the amount payable at maturity of the notes may be reduced.

For considerations relating to foreign currency exchange rate risk, see “— If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk”, above

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and the Calculation Agent Adjusts Such Underliers to Reflect Their U.S. Dollar Value, a Decline in the Currency of One

Underlier Against the U.S. Dollar May Offset Increases in the Currency of Other Underliers Against the U.S. Dollar Over the Life of the Notes

Your notes may be linked to a basket of underliers that are denominated in non-U.S. dollar currencies and that the calculation agent adjusts to reflect their U.S. dollar value. The applicable pricing supplement will specify whether a non-U.S. dollar denominated underlier will be so adjusted. Declines in the currency in which one basket underlier is denominated (i.e., if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which that underlier is denominated) may offset increases in the currencies in which the other basket underliers are denominated. As a result, even if the non-U.S. dollar currencies in which certain of the basket underliers are denominated have appreciated against the U.S. dollar over the term of your notes, you may lose a significant amount of your investment if some or all of the currencies in which the other basket underliers are denominated decline versus the U.S. dollar.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Intervention in the Foreign Currency Exchange Markets by the Countries Issuing any Underlying Currency Could Materially and Adversely Affect the Value of Your Notes

Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes linked to underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade.

If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have a material adverse effect on the value of your notes and the return on an investment in your notes.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.

If Your Notes Are Linked to Underliers That Are Comprised of Underlier Stocks Which Are Traded in Foreign Currencies But Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency

Exchange Rate

If your notes are linked to underliers whose underlier stocks are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable underlier, basket of underliers or worst of underliers over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the foreign countries in which the underlier’s component stocks are listed that, in turn, may affect the final underlier, basket or worst of level.

If Your Notes Are Linked to Underliers Which Are Listed or Located Outside the U.S. or to Underliers Which Have Components Listed or Located Outside the United States, Your Investment in the Underlier-Linked Autocallable Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Your notes may be linked to an underlier, basket underliers or worst of underliers, or to underliers which have components that have their primary listing on an exchange located outside the U.S. or may include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets in which the underliers may trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

For underliers with a primary listing, countries where the exchange is located for the primary listing for the underliers may be specified in the applicable pricing supplement. Certain of these countries may be considered to be countries with emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the underlier, basket or worst of return will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier, basket or worst of closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier, basket of underliers or worst of underliers over the life of your notes. For example, if the closing level of a particular underlier dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to the cap level, your ability to participate in any change in the value of the underlier, basket of underliers or worst of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the underlier, basket of underliers or worst of underliers, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier, basket of underliers or worst of underliers.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier, basket or worst of level exceeds the initial underlier, basket or worst of level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier, basket of underliers or worst of underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your participation in any positive underlier, basket or worst of returns. If the upside participation rate is zero, you will not participate in any positive underlier, basket or worst of return.

In addition, if your notes are automatically called, the call premium amount could also be less than the amount of any underlier, basket or worst of return. See “— Your Notes Are Subject to Redemption” above.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier, basket of underliers or worst of underliers;

•	whether your notes are linked to a single underlier, a basket of underliers or the worst of two or more underliers;

•

the level of the underlier or underliers to which your notes are linked, the call level(s) and whether your notes are automatically called, the call premium, the knock-out amount(s), whether a knock-out event occurs, the upside participation rate, the weighting multiplier, the cap level, the amount of any coupon and the contingent minimum return, as applicable;

•	the dividend rates of the stocks underlying the underlier, basket underliers or worst of underliers;

•

economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier, basket underliers or worst of underliers, and which may affect the underlier, basket or worst of closing level;

•	interest rates and yield rates in the market;

•	the time remaining until your notes mature; and

•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier, basket of underliers or worst of underliers based on their historical performance.

If the Levels of the Underlier or Underliers Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier, basket of underliers or worst of underliers. Changes in the levels of the underlier, basket of underliers or worst of underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underliers, or the Underlier Stocks, as Applicable

If applicable to an underlier specified in the pricing supplement relevant to your notes, the underlier sponsor calculates the level of the applicable underlier by reference to the prices of the stocks included in the applicable underlier, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each underlier and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any

Underlier Stock, as Applicable

Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks of any underlier, basket underliers or worst of underliers, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to an underlier or the stocks comprising an underlier, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the stocks comprising an underlier, as applicable.

Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Underlier, Basket or Worst of Underliers, Constituent Indices, the Currencies They Are

Denominated in or the Underlier Stocks Underlying the Applicable Underlier, as Applicable, May Impair the Value of Your Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing the underlier (in the case of exchange traded funds) or futures and/or other instruments linked to the underlier or underliers or constituent indices thereof, or, if applicable, the foreign currencies in which underliers are denominated, as applicable. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices thereof or the stocks underlying the applicable underlier, basket underliers or worst of underliers, as applicable, which we refer to as underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other underlier-linked autocallable notes whose returns are linked to changes in the level of the underlier, basket of underliers or worst of underliers, one or more of the constituent indices thereof, or the underlier stocks, as applicable. Any of these hedging activities may adversely affect the levels of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the underliers (in the case of exchange traded funds), underlier stocks or the constituent indices, if applicable, or instruments whose returns are linked to the applicable underlier, underliers, constituent indices or, if applicable, underlier stocks or, if applicable, the foreign currencies in which underliers are denominated, for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the underlier or underliers — directly or indirectly by affecting the price of the underlier (in the case of exchange traded funds) or underlier stocks or the levels of the constituent indices, if applicable — and therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the underlier or underliers, one or more of the constituent indices thereof, or one or more of the underlier stocks, as applicable. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any, at maturity.

Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us

As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to own securities of, or engage in trading activities related to the underlier, basket underliers or worst of underliers, as applicable, constituent indices thereof, as applicable, or underlier stocks that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the applicable underlier, basket of underliers or worst of underliers, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the underlier or underliers to which your notes may be linked or with the issuers of the underlier stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of the notes. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the underlier stocks and with respect to the underlier or underliers, or constituent indices thereof, to which your notes may be linked. Any of these activities by any of our affiliates may affect the levels of the applicable underlier, basket of underliers or worst of two or more underliers and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

Past Performance is No Guide to Future Performance

The actual performance of the underlier, basket of underliers or worst of underliers over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing levels of the underlier, basket of underliers or worst of underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the underlier, basket of underliers or worst of underliers.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

As of the date of this prospectus supplement no. 931, we have appointed Goldman, Sachs & Co. as the calculation agent for the underlier-linked autocallable notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding whether a redemption or a knock-out event occurs; the initial worst of level; the worst of underlier level; the final underlier, basket or worst of level; the final worst of underlier level; the underlier return, the basket return and the worst of return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; coupon payment dates and coupon observation dates, if applicable; call observation dates; measurement periods, if applicable; business days, trading days; the amount of any coupon accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc. See “General Terms of the Underlier Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds”.

The Policies of an Underlier Sponsor, if Applicable, and Changes that Affect an Underlier to Which Your Notes are Linked, or the Constituent Indices or Underlier Stocks Comprising Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable underlier sponsor concerning the calculation of the level of an underlier, basket of underliers or worst of underliers to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier, basket underliers or worst of underliers, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level, or if any underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the underlier, basket or worst of levels on any such date (and, in the case of notes linked to a basket of underliers, the weighting multiplier of the applicable underlier) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the determination date and the amount payable on your notes more fully under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier”, “— Role of Calculation Agent” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.

The Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date, or Coupon Observation Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, in case of notes linked to a single underlier, if the calculation agent determines that, on the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier”, “— Call Observation Dates — Notes Linked to a Single Underlier”, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” below, as the case may be. If the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date, or coupon observation date, as applicable. In the case of notes linked to a basket of underliers or worst of underliers, the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing with respect to any basket underlier, subject to limitation on postponement described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date — Determination Date” or “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” below, as the case may be. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively.

As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Stated Maturity Date”, “— Call Payment Date”, or “— Coupon Payments — Coupon Payment Date” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, coupon payment date, or call payment date, as applicable, until several days after the originally scheduled stated maturity date, coupon payment date, or call payment date, as applicable. Moreover, if the closing level (or adjusted closing level, if applicable) of the underlier, any basket underlier or any worst of underlier is not available on the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Underlier-Linked Autocallable Notes — Discontinuance or Modification of an Underlier” below), in certain circumstances the calculation agent will determine the final underlier, basket or worst of level based on its assessment, made in its sole discretion, of the levels of the applicable underlier or underliers, as described under “General Terms of the Underlier-Linked Autocallable Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

If Your Notes are Linked to an Exchange Traded Fund, You Will Have Limited Anti-dilution Protection

If your notes are linked to an exchange traded fund, a basket of exchange traded funds or the worst of two or more exchange traded funds, Goldman, Sachs & Co., as calculation agent for your notes, may adjust the underlier, closing level, basket or worst of closing level for certain events that may affect the underlier, basket underliers or worst of underliers, as applicable, but only in the situations we describe in “General Terms of the Protected Underlier Linked Autocallable Notes — Anti-dilution Adjustments for Exchange Traded Funds”. The calculation agent will not be required to make an adjustment for every event that may affect an underlier and will have broad discretion to determine whether and to what extent an adjustment is required.

The Value of the Shares of an Underlier that is an Exchange Traded Fund May Not Completely

Track the Level of the Index Underlying the Exchange Traded Fund

Although the trading characteristics and valuations of shares of an exchange traded fund will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such exchange traded fund may not completely track the level of the underlying index. The value of a share of an exchange traded fund may reflect transaction costs and fees incurred or imposed by the issuer of the exchange traded fund that are not included in the calculation of the underlying index. Additionally, because the exchange traded fund may not actually hold all of the stocks that comprise the underlying index, but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, the exchange traded fund may not fully replicate the performance of the underlying index.

If Your Notes Are Linked to an Exchange Traded Fund, Your Investment in the Underlier-Linked Autocallable Notes May Be Subject to Concentration Risks

The stocks underlying an exchange traded fund may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single sector. Although your investment in the notes will not result in the ownership or other direct interest in the stocks comprising the exchange traded fund, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlying stocks.

Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is No Affiliation Between The Underlier Stock Issuers or Any Underlier Sponsor And Us, And We Are Not Responsible For Any Disclosure By The Underlier Stock Issuers or Underlier Sponsors

The common stock of Goldman Sachs is one of the 500 underlier stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors unless otherwise disclosed in the applicable pricing supplement. As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the underlier stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the underliers, basket of underliers or worst of underliers and the underlier stock issuers. You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” in Annex A below for additional information about the underlier, basket underliers or worst of underliers to which your notes may be linked.

Neither the underlier sponsors nor the underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

If the Underlier, Basket Underlier or Worst of Underlier is an Exchange Traded Fund, Except to the Extent Goldman, Sachs & Co. and One or More of Our Other Affiliates Act as Authorized

Participants in the Distribution of, and, at Any Time, May Hold, Shares of Such Exchange Traded Fund, There Is No Affiliation Between the Sponsor of such Exchange Traded Fund and Us, and We Are Not Responsible for Any Disclosure by the Exchange Traded Fund Sponsor

If an underlier or any basket or worst of underlier is an exchange traded fund, Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of such exchange traded fund, and, at any time, may hold shares of the exchange traded fund. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the sponsor of such exchange traded fund or the issuers of the stocks underlying such exchange traded fund. We or our affiliates may currently or from time to time in the future engage in business with issuers of the stocks underlying exchange traded funds. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any issuer of the stocks underlying an exchange traded fund. You, as an investor in your notes, should make your own investigation into such issuer.

Neither the sponsor of such exchange traded fund nor any issuer of the stocks underlying such exchange traded fund are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the exchange traded fund sponsor nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid derivative contract (which is an income-bearing derivative contract if the notes bear a coupon) in respect of the underlier, basket of underliers, or worst of two or more underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss you recognize upon the sale, exchange, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-94 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 931 called “Supplemental Discussion of Federal Income Tax Consequences”.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked autocallable notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked autocallable notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the underlier-linked autocallable notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE UNDERLIER-LINKED AUTOCALLABLE NOTES

In addition to the terms described on the first 23 pages of this prospectus supplement no. 931, the following general terms will apply to the underlier-linked autocallable notes, including your notes:

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

•

if your notes are linked to an underlier that is an exchange traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange Traded Funds” below;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlier, Basket Underlier, Worst of Underlier, Underlier Sponsor and Underlier Stocks

In this prospectus supplement no. 931, when we refer to an underlier, we mean an individual index or an individual exchange traded fund, as specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds”, as applicable. When we refer to a basket underlier, we mean the applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds”, as applicable. When we refer to a worst of underlier, we mean the applicable underlier, included in the set of worst of underliers, specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “— Discontinuance or Modification of an Underlier”

and “— Anti-dilution Adjustments for Exchange Traded Funds”, as applicable. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier, basket underlier or worst of underlier or any constituent underlier of such underlier, basket underlier or worst of underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Redemption of Your Notes

We will automatically call and redeem all, but not part, of your notes on the call payment date or dates, which will be specified in the applicable pricing supplement, if the underlier closing level, basket closing level or worst of closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date, which will be specified in the applicable pricing supplement. The call observation date or dates, as applicable, will be specified in the applicable pricing supplement and will be a trading day or a set of predetermined trading days.

If the notes are automatically called, the cash settlement amount will be, as described below, an amount in cash equal to the product of the face amount of each of your notes times the call premium amount, which will be zero or a positive percentage specified in the applicable pricing supplement, applicable to the relevant call observation date, in addition to any accrued and unpaid coupon payments.

Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable

If your notes have been automatically called, on the applicable call payment date, we will exchange each of your notes for the cash settlement amount, subject to any adjustments or modifications as described below. If your notes have not been automatically called, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes Subject to Knock-Out

This subsection entitled “— Cash Settlement Amount for Notes Subject to Knock-Out” is applicable to your notes if the applicable pricing supplement specifies a knock-out event for your notes. If the applicable pricing supplement so provides, the knock-out event will be defined as occurring if the level of the underlier, the basket level, the worst of level, the closing level of the underlier, the basket closing level or the worst of closing level, as applicable, has declined, as compared to the initial underlier, basket or worst of level, as applicable, by more than the knock-out amount applicable to the applicable measurement period. As described below, if a knock-out event is specified and a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

Notes Linked to a Single Underlier. If the notes are automatically called (i.e., the closing level of the underlier on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return. In this case, because the underlier return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes, and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur and the final underlier is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Single Underlier” below. Since the applicable underlier return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount plus the product of the face amount of each of your notes times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to a Single Underlier” or under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Single Underlier”. Since the applicable underlier return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

•	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

•

A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the closing level has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

•	The upside participation rate will be zero or a positive percentage, as specified in the applicable pricing supplement.

•	The underlier return will equal the quotient of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

•

The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier”, “— Anti-dilution Adjustments for Exchange Traded Funds” and, if applicable, “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	The initial underlier level will be specified in the applicable pricing supplement.

•	The measurement period will be specified in the applicable pricing supplement.

•	Each call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

•	The call observation dates will be specified in the applicable pricing supplement.

•	The call payment dates will be specified in the applicable pricing supplement.

•	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

•

The closing level, unless otherwise specified in the applicable pricing supplement, on any given trading day will equal the closing level for such underlier on such trading day, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” below.

Notes Linked to a Basket of Underliers. If the notes are automatically called (i.e., the basket closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return. In this case, because the basket return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final basket is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Basket of Underliers” below. Since the applicable basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to a Basket of Underliers” or under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Basket of Underliers”. Since the applicable basket return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

•	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

•

A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the basket level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the basket closing level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

•	The basket return will equal the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

•

The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.

•

The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	A basket underlier refers to any underlier in the specified basket of underliers.

•

A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described under “— Discontinuance or Modification of an Underlier” below.

•

The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

•	The upside participation rate will be zero or a positive percentage, as specified in the applicable pricing supplement.

•	The call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

•	The call observation dates will be specified in the applicable pricing supplement.

•	The call payment dates will be specified in the applicable pricing supplement.

•	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

•	The initial basket level will be specified in the applicable pricing supplement.

•	The measurement period will be specified in the applicable pricing supplement.

Notes Linked to the Worst of Two or More Underliers. If the notes are automatically called (i.e., the worst of closing level on the applicable call observation date is greater than or equal to the call level applicable to such worst of underlier on such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus an additional amount equal to the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final worst of level is greater than the initial worst of level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the worst of return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to the Worst of Two or More Underliers” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final worst of level is less than or equal to the initial worst of level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the worst of return. In this case, because the worst of return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur and the final worst of level is greater than the initial worst of level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the worst of return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to the Worst of Two or More Underliers” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to the Worst of Two or More Underliers” below. Since the applicable worst of return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final worst of level is less than or equal to the initial worst of level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the worst of return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to the Worst of Two or More Underliers” or under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to the Worst of Two or More Underliers”. Since the applicable worst of return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

•	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

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A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the worst of level has declined, as compared to the initial worst of level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the worst of closing level has declined, as compared to the initial worst of level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

•	The worst of return will equal the quotient of (i) the final worst of level minus the initial worst of level divided by (ii) the initial worst of level, expressed as a percentage.

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The final worst of underlier level for each worst of underlier will be the worst of underlier closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the worst of underlier closing levels on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier”, “— Anti-dilution Adjustments for Exchange Traded Funds” and, if applicable, “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

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The final worst of level will be the final worst of underlier level for the worst of underlier with the lowest worst of underlier performance at closing on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, for the worst of underlier with the lowest worst of underlier performance based on the arithmetic average of the worst of underlier closing levels on each of the specified averaging dates, as determined by the calculation agent.

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The worst of underlier performance for each worst of underlier, for any given time on any given trading day, will be the result of (i) the worst of underlier level minus the initial worst of underlier level divided by (ii) the initial worst of underlier level, expressed as a percentage.

•	The initial worst of underlier level for each worst of underlier will be specified in the applicable pricing supplement.

•	The initial worst of level will be the initial worst of underlier level for the worst of underlier with the lowest worst of underlier performance, as determined by the calculation agent.

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The worst of underlier closing level will be, for each worst of underlier, unless otherwise specified in the applicable pricing supplement, on any given trading day, the closing level on such trading day of such worst of underlier, as determined by the calculation agent, subject to adjustment, if applicable, as described under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

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The worst of closing level, unless otherwise specified in the applicable pricing supplement, on any given trading day at the close of such day will equal the closing level on such trading day of the underlier with the lowest worst of underlier performance, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” below.

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The worst of underlier level will be, for each worst of underlier, unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the level at such time on such trading day of such worst of underlier, subject to adjustment, if applicable, as described under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

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The worst of level, unless otherwise specified in the applicable pricing supplement, on any given trading day and at any given time will be the worst of underlier level of the worst of underlier with the lowest worst of underlier performance, as determined by the calculation agent.

•	Each call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

•	The call observation dates will be specified in the applicable pricing supplement.

•	The call payment dates will be specified in the applicable pricing supplement.

•	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

•	The measurement period will be specified in the applicable pricing supplement.

Cash Settlement Amount for Notes Not Subject to Knock-Out

This subsection entitled “— Cash Settlement Amount for Notes Not Subject to Knock-Out” is applicable to your notes if the applicable pricing supplement does not specify a knock-out event for your notes.

Notes Linked to a Single Underlier. If the notes are automatically called (i.e., the closing level of the underlier on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and the final underlier is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Single Underlier” below. Since the applicable underlier return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to a Single Underlier” or under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Single Underlier”. Since the applicable underlier return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Notes Linked to a Basket of Underliers. If the notes are automatically called (i.e., the basket closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Basket of Underliers” below. Since the applicable basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to a Basket of Underliers” or under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to a Basket of Underliers” below. Since the applicable basket return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Notes Linked to the Worst of Two or More Underliers. If the notes are automatically called (i.e., the worst of closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and the final worst of level is greater than the initial worst of level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the worst of return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to the Worst of Two or More Underliers” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to the Worst of Two or More Underliers” below. Since the applicable worst of return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final worst of level is less than or equal to the initial worst of level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the worst of return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to Buffer Level — Notes Linked to the Worst of Two or More Underliers” and under “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return — Notes Linked to the Worst of Two or More Underliers”. Since the applicable worst of return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Cash Settlement Amount for Notes Subject to Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Subject to Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier, basket or worst of level.

Notes Linked to a Single Underlier. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Single Underlier” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final underlier level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount times the buffer rate times the sum of the underlier return plus the buffer amount.

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The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

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The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage.

•	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Notes Linked to a Basket of Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Basket of Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount times an amount equal to the buffer rate times the sum of the basket return plus the buffer amount.

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The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%.

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The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

•	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Notes Linked to the Worst of Two or More Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is less than or equal to the initial worst of level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus an amount equal to the product of the face amount times the buffer rate times an amount equal to the sum of the worst of return plus the buffer amount.

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The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial worst of level divided by the buffer level, expressed as a percentage, or (ii) 100%.

•

The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial worst of level minus the buffer level divided by (ii) the initial worst of level, expressed as a percentage.

•	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Cash Settlement Amount for Notes Subject to Contingent Minimum Return

This subsection entitled “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” is applicable to your notes if the applicable pricing supplement specifies a contingent minimum return. If the applicable pricing supplement so provides, the contingent minimum return will be a percentage specified in the applicable pricing supplement.

Notes Linked to a Single Underlier. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Single Underlier” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the underlier return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Notes Linked to a Basket of Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Basket of Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Notes Linked to the Worst of Two or More Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final worst of level is less than or equal to the initial worst of level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the worst of return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final worst of level is greater than the initial worst of level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the worst of return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Cash Settlement Amount for Notes Subject to Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier, basket or worst of level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Single Underlier”, as applicable, and (ii) the maximum settlement amount.

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The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to a Basket of Underliers”, as applicable, and (ii) the maximum settlement amount.

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The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Notes Linked to the Worst of Two or More Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to Knock-Out — Notes Linked to the Worst of Two or More Underliers”, as applicable, and (ii) the maximum settlement amount.

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The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial worst of level divided by (2) the initial worst of level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final worst of level is greater than the cap level.

Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier, basket underliers or worst of underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so provides, the level of the underlier, each basket underlier or each worst of underlier and the closing level of the underlier, each basket underlier or worst of underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

•	The exchange rate for the underlier, each basket underlier or each worst of underlier on any trading day will be as described in the applicable pricing supplement.

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The adjusted closing level with respect to the underlier, each basket underlier or each worst of underlier on any trading day, will equal the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent.

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The final underlier level with respect to the underlier will equal the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described under “— Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” and subject to adjustment as provided under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.

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The adjusted basket closing level, unless otherwise specified in the applicable pricing supplement, for any given trading day, will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier.

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The final basket level will equal the adjusted basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “— Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” and subject to adjustment as provided under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.

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The adjusted worst of closing level on any trading day will equal the worst of closing level of the worst of underlier with the lowest with the worst of underlier performance on such trading day multiplied by the exchange rate with respect to such worst of underlier at closing on such trading day, as determined by the calculation agent.

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The final worst of level will equal the adjusted worst of closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted worst of closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “— Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” and subject to adjustment as provided under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds.”

The cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to Knock-Out”, “— Cash Settlement Amount for Notes not Subject to Knock-Out”, “— Cash Settlement Amount for Notes Subject to Buffer Level”, “— Cash Settlement Amount for Notes Subject to Contingent Minimum Return” and “— Cash Settlement Amount for Notes Subject to Cap Level” above.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled determination date for your notes as specified in the applicable pricing supplement is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such call payment date that date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call observation date for such call payment date, as specified in the applicable pricing supplement, is 3 or 5 scheduled trading days prior to such call payment date for your notes and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call observation date for your notes is 10 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers. The determination date for each basket underlier will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the determination date will be the first following trading day with on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers will be determined as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a basket underlier occurs or is continuing on such last possible determination date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers. The determination date for each worst of underlier will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event with respect to any worst of underlier does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a worst of underlier occurs or is continuing on such last possible determination date with respect to such worst of underlier or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the worst of underliers.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event with respect to any basket underlier occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to any basket underlier on such last possible averaging date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date with respect to any basket underlier does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers. If a market disruption event occurs or is continuing with respect to a worst of underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a worst of underlier, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event with respect to any worst of underlier occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to any worst of underlier on such last possible averaging date or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date with respect to any worst of underlier does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the worst of underliers.

Call Observation Dates

Notes Linked to a Single Underlier. The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or dates or such day or dates are not trading days. In that event, such call observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled call observation date for your notes is 3 or 5 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call observation date for your notes is 10 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, such call observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the call observation date.

Notes Linked to a Basket of Underliers. The call observation date or dates for each basket underlier will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the call observation date will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to any basket underlier does not occur and is not continuing. If an originally scheduled call observation date for your notes is 3 or 5 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call observation date for your notes is 10 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, such call observation date with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a basket underlier occurs or is continuing on such last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be a call observation date with respect to such basket underlier. If a call observation date with respect to any basket underlier does not occur on the applicable originally scheduled call observation date for your notes, such call observation date will occur on the latest of the call observation dates applicable to the relevant call payment date with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers. The call observation date or dates for each worst of underlier will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, the call observation date will be the first following trading day with respect to any worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If an originally scheduled call observation date for your notes is 3 or 5 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call observation date for your notes is 10 scheduled trading days prior to the applicable originally scheduled call payment date for your notes, such call observation date with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a worst of underlier occurs or is continuing on such last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be a call observation date with respect to such worst of underlier. If a call observation date with respect to any worst of underlier does not occur on the applicable originally scheduled call observation date for your notes, such call observation date will occur on the latest of the call observation dates applicable to the relevant call payment date with respect to the worst of underliers.

Measurement Periods

The applicable pricing supplement may specify that your notes are subject to a knock-out event. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event occurs or is continuing on the determination date or the determination date is not a trading day. In that event, the last day of such measurement period will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled last day of such measurement period for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last day of such measurement period for your notes is 10 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a trading day, that day will nevertheless be the last day of such measurement period.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any basket underlier. In that event, the last day of such measurement period with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing. If the originally scheduled last day of such measurement period for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, however, the last day of such measurement period with respect to any basket underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last day of such measurement period for your notes is 10 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, the last day of such measurement period with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to any basket underlier occurs or is continuing on the day that is the last possible day of such measurement period applicable to such basket underlier or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last day of such measurement period with respect to such basket underlier.

Notes Linked to the Worst of Two or More Underliers. If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any worst of underlier. In that event, the last day of such measurement period with respect to any worst of underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If the originally scheduled last day of such measurement period for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, however, the last day of such measurement period with respect to any worst of underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last day of such measurement period for your notes is 10 scheduled trading days prior to the corresponding originally scheduled stated maturity date for your notes, the last day of such measurement period with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to any worst of underlier occurs or is continuing on the day that is the last possible day of such measurement period applicable to such worst of underlier or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the last day of such measurement period with respect to such worst of underlier.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier”, “— Call Observation Dates — Notes Linked to a Single Underlier”, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date”, — Call Payment Dates” or “— Coupon Payment Dates” as applicable, above. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount is not available on the postponed determination date, any postponed averaging date, any call observation date or any coupon observation date, as applicable, because of a market disruption event, or, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the exchange rate that must be used to determine the cash settlement amount is not available, or the occurrence of a non-trading day or for any other reason (except as described under “— Discontinuance or Modification of an Underlier” below), then the calculation agent will nevertheless determine the closing level of the underlier or the applicable exchange rate, if any, based on its assessment, made in its sole discretion, of the level of the underlier on that day.

Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers”, “— Averaging Dates — Notes Linked to a Basket of Underliers”, “— Call Observation Dates — Notes Linked to a Basket of Underliers” and “— Coupon Observation Dates — Notes Linked to a Basket of Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date”, or “— Call Payment Dates”, above or “Coupon Payments — Coupon Payment Dates”, below. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the determination date, any postponed averaging date, any call observation date or any coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable postponed averaging date, call observation date or coupon observation date, as applicable, with respect to each such basket underlier, if any, (ii) the closing level or the exchange rate, if applicable, of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable scheduled averaging date, as applicable, on which no market disruption event exists for that basket underlier (provided that, in the case of a basket underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, the level or rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the level of the underlier on the last possible postponed determination date or averaging date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date or averaging date.

Notes Linked to the Worst of Two or More Underliers. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to the Worst of Two or More Underliers”, “— Averaging Dates — Notes Linked to the Worst of Two or More Underliers”, “— Call Observation Dates — Notes Linked to the Worst of Two or More Underliers”, “ and — Coupon Observation Dates — Notes Linked to the Worst of Two or More Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates”, as applicable, above or “Coupon Payments — Coupon Payment Dates”, below. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the worst of underliers, the worst of closing level for the determination date, any postponed averaging date, any call observation date, or any coupon observation date, as applicable, will be calculated based on (i) the closing level (or the exchange rate, if applicable) of each of the worst of underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable postponed averaging date, call observation date, or coupon observation date, as applicable, with respect to each such worst of underlier, if any, (ii) the closing level (or the exchange rate, if applicable) of each of the worst of underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable scheduled averaging date, as applicable, on which no market disruption event exists for that worst of underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the level of the underlier on the last possible postponed determination date or averaging date, as the case may be, with respect to each worst of underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date or averaging date.

Coupon Payments

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the underlier, basket or worst of closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, which will be specified in the applicable pricing supplement. Such a coupon will accrue on the face amount of each of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the coupons will accrue on a constant basis and that the coupon rate and the coupon payment dates will be those specified in the applicable pricing supplement and, as long as your notes are in global form, the regular record date for each coupon payment date will be the first business day preceding the coupon payment dates, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon observation date for your notes, as specified in the applicable pricing supplement, is 3 or 5 scheduled trading days prior to the corresponding originally scheduled stated coupon payment date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon observation date for your notes is 10 scheduled trading days prior to the applicable originally scheduled stated coupon payment date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

If the applicable pricing supplement specifies that your notes will accrue a coupon or coupons, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes, in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled coupon observation date for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled coupon payment date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon observation date for your notes is 10 scheduled trading days prior to the corresponding originally scheduled stated coupon payment date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for each basket underlier and for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, such coupon observation date with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing. If an originally scheduled coupon observation date for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled coupon payment date for your notes, however, the coupon observation date with respect to any basket underlier will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon observation date for your notes is 10 scheduled trading days prior to the corresponding originally scheduled coupon payment date for your notes, such coupon observation date with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such basket underlier occurs or is continuing on such last possible coupon observation date applicable to the relevant call payment date with respect to such basket underlier or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date with respect to such basket underlier. If a coupon observation date applicable to the relevant coupon payment date with respect to any basket underlier does not occur on the originally scheduled coupon observation date, such coupon observation date for your notes will occur on the latest of the coupon observation dates applicable to the relevant coupon payment date with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for each worst of underlier and for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, such coupon observation date with respect to any worst of underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If an originally scheduled coupon observation date for your notes is 3 or 5 scheduled trading days prior to the corresponding originally scheduled coupon payment date for your notes, however, the coupon observation date with respect to any worst of underlier will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon observation date for your notes is 10 scheduled trading days prior to the corresponding originally scheduled stated coupon payment date for your notes, such coupon observation date applicable to the relevant coupon payment date with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such worst of underlier occurs or is continuing on such last possible coupon observation date applicable to the relevant coupon payment date with respect to such worst of underlier or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date with respect to such worst of underlier. If a coupon observation date applicable to the relevant coupon payment date with respect to any worst of underlier does not occur on the originally scheduled coupon observation date for your notes, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon payment date with respect to the worst of underliers.

Discontinuance or Modification of an Underlier

If, with respect to an underlier that is an index, an underlier sponsor discontinues publication of the applicable underlier or, with respect to an underlier that is an exchange traded fund, the underlier is delisted from the exchange on which the underlier has its primary listing, and such underlier sponsor, if applicable, or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a call payment date or the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that, with respect to an underlier that is an index, the publication of an underlier is discontinued, or with respect to an underlier that is an exchange traded fund, the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on a call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising an underlier or any constituent index of an underlier or the method of calculating an underlier is changed at any time in any respect — including any split or reverse split of the applicable underlier as described under “— Anti-dilution Adjustments for Exchange Traded Funds” below, any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable underlier methodology described under “The Underliers” in Annex A to this prospectus supplement no. 931 or in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier, as it believes are appropriate to ensure that the final underlier, basket or worst of level, used to determine the amount payable on a call payment date or the stated maturity date, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution Adjustments for Exchange Traded Funds

For notes linked to exchange traded funds, the calculation agent will have discretion to adjust the level of the underlier, any basket underlier or any worst of underlier, as applicable, if certain events occur. Exchange traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange traded funds (other than commodities based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier, the closing level, basket closing level or worst of closing level, or the knock-out amount in respect of such knock-out event. The calculation agent shall have no obligation to make an adjustment for any such event.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include the underlier-linked autocallable notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each underlier-linked autocallable note as the outstanding principal amount of that note. Although the terms of the underlier-linked autocallable notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the underlier-linked autocallable notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding whether a redemption or a knock-out event occurs; the initial worst of level; the worst of underlier level; the worst of underlier closing level; the final underlier, basket or worst of level; the final worst of underlier level; the underlier return, the basket return and the worst of return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; coupon payment dates and coupon observation dates, if applicable; call observation dates; measurement periods, if applicable; business days, trading days; the amount of any coupon accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually, within a basket of underliers or within a set of worst of underliers. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement no. 931 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement.

Trading Day

When we refer to a trading day with respect to any underlier described in Annex A to this prospectus supplement no. 931 that is an index other than the MSCI EAFE Index or the Euro STOXX 50® Index, we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor, unless otherwise specified in the applicable pricing supplement. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the underlier stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier.

When we refer to a trading day with respect to the MSCI EAFE Index or the Euro STOXX 50® Index, we mean a day on which the MSCI EAFE Index or the Euro STOXX 50® Index, as the case may be, is calculated and published by the underlier sponsor, unless otherwise specified in the applicable pricing supplement. Therefore, in the case of the MSCI EAFE Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for the MSCI EAFE Index are closed on that day, if the underlier sponsor publishes the MSCI EAFE Index level on that day. Similarly, in the case of the Euro STOXX 50® Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for the Euro STOXX 50® Index are closed on that day, if the underlier sponsor publishes the Euro STOXX 50® Index level on that day.

With respect to any underlier that is an index that is not described in Annex A to this prospectus supplement no. 931, the applicable pricing supplement will specify the definition of trading day that will be applicable to your notes.

Closing Level

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index, the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier.

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an exchange traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the closing price for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Level of the Underlier

With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier or any successor underlier published by the underlier sponsor at any time on any trading day.

With respect to the MSCI EAFE Index, the level of the underlier at any time on any trading day will be the official level of the MSCI EAFE Index or any successor underlier published by the applicable underlier sponsor at any time on any trading day.

With respect to an underlier that is an exchange traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange, on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, or

•

if the underlier is not quoted on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Default Amount

The default amount for your notes on any day will be (except as provided in the last sentence under “— Default Quotation Period” below) an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier that is an index:

•

a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events with respect to an underlier that is an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock, or on which option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that underlier stock or those contracts, or

•	a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” with respect to the MSCI EAFE Index refers to the component country indices that comprise the MSCI EAFE Index. For any other underlier, the applicable pricing supplement will specify the constituent indexes of the underlier, if any, that comprise or underlie the underlier or basket underliers to which your notes may be linked.

The following events will be market disruption events with respect to an underlier that is an exchange traded fund:

•

a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the underlier-linked autocallable notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events with respect to an underlier that is an exchange traded fund:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier is traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to the shares of the underlier or those contracts, or

•	a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

The following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars or the underlying stocks of which trade in currencies other than U.S. dollars if such underliers are adjusted to reflect their U.S. dollar value:

•

with respect to the exchange rate applicable to such underlier or underlying stocks, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement if the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the underlier-linked notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

A market disruption event with respect to one or more basket underliers or worst of underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket or worst of underlier or underliers.

As is the case throughout this prospectus supplement no. 931, references to an underlier in this description of market disruption events includes the applicable underlier, basket underliers or worst of underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies;

•	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange traded funds);

•

may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

•

may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes — Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Underlier, Basket of Underliers, Worst of Underliers or Constituent Indices, the Currencies They Are Denominated in or the Underlier Stocks Underlying the Applicable Underlier, as Applicable, May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a regulated investment company;

•	a common trust fund;

•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You will be obligated pursuant to the terms of the notes — in the absence of an administrative determination or judicial ruling to the contrary — to characterize each note for all tax purposes as a pre-paid derivative contract (which is an income-bearing derivative contract if the notes bear a coupon) in respect of the underlier, basket of underliers, or worst of two or more underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the note. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. The combination of ordinary income treatment of any coupons on your note and a capital loss upon the sale, exchange or redemption of your note may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any component of an underlier would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If a component were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. holder. You should refer to information filed with the SEC with respect to each component and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular component of an underlier is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment obligations if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale, exchange, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you receive with respect to your notes.

If the rules governing contingent payment obligations apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term notes. Although there is no authority that specifically addresses the tax treatment of contingent short-term notes, it is likely that, unless otherwise provided in the applicable pricing supplement, you should not recognize any income prior to the maturity of the notes. If you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time and the amount you paid for your notes. Upon a sale, exchange or maturity of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange, unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your own tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”)

and an interest-bearing cash deposit used to secure your obligation to purchase the underlying stock under the Forward Contract (‘the Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for United States federal income tax purposes in the same manner as a pre-paid interest-bearing derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the securities between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of , the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as interest for United States federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the United States federal income tax treatment of such contract fees is uncertain.

In addition, if your notes are properly treated as a pre-paid derivative contract (or income-bearing derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if the underlier is or if the basket includes an underlier that is an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2)). If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the fund on the date that you purchased your notes and sold such interest in the fund on the date of the sale or maturity of the notes (the “Excess Gain Amount”). Because the maturity payment under the notes will likely only reflect the appreciation in the value of the shares and will not be determined by reference to any short-term capital gains or ordinary income that is recognized by holders of shares of the fund, it is likely that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. In addition, it is possible that you could recognize gain when there is a change to the composite of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. The rules therein governing information reporting and backup withholding regarding interest will apply to coupon payments regardless of whether coupon payments are treated as interest for federal income tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from notes.

If your notes bear a coupon, because the United States federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for United States federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus regardless of whether coupon payments are treated as interest for federal income tax purposes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid withholding on debt instruments (in which case you will not be subject to such withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

We will not attempt to ascertain whether any component of an underlier would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If a component of an underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States Alien Holder. You should refer to information filed with the SEC with respect to each component and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular component of an underlier is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each underlier-linked autocallable note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to the member states of the European Union) which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the underlier-linked autocallable notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the underlier-linked autocallable notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the underlier-linked autocallable notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of underlier-linked autocallable notes referred to above shall require The Goldman Sachs Group, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of underlier-linked autocallable notes to the public” in relation to any underlier-linked autocallable notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the underlier-linked autocallable notes to be offered so as to enable an investor to decide to purchase or subscribe the underlier-linked autocallable notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) in relation to any underlier-linked autocallable notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the underlier-linked autocallable notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by The Goldman Sachs Group, Inc.;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the underlier-linked autocallable notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the underlier-linked autocallable notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating to the underlier-linked autocallable notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the underlier-linked autocallable notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The underlier-linked autocallable notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any underlier-linked autocallable notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This prospectus supplement no. 931 or any applicable pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement no. 931, any applicable pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the underlier-linked autocallable notes may not be circulated or distributed, nor may the underlier-linked autocallable notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the underlier-linked autocallable notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the underlier-linked autocallable notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

ANNEX A

THE UNDERLIERS

All information contained in this prospectus supplement no. 931 and the applicable pricing supplement regarding any underlier, basket underlier or worst of underlier, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from information prepared by the applicable underlier sponsor. Such information reflects the policies of, and is subject to change by, the applicable underlier sponsor. Each underlier, basket underlier or worst of underlier is calculated and maintained by its respective underlier sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlier, basket underlier or worst of underlier or underlier, basket underlier or worst of underlier sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such information regarding any underlier, basket underlier or worst of underlier or underlier, basket underlier or worst of underlier sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of underlier-linked autocallable notes (including events that would affect the accuracy or completeness of the information described in this prospectus supplement no. 931 or in the applicable pricing supplement) that would affect the value of any underlier, basket underlier or worst of underlier have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call payment date with respect to the underlier-linked autocallable notes and therefore the market value of the underlier-linked autocallable notes.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the underlier stocks of any underlier, basket underlier or worst of underlier without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of underlier-linked autocallable notes, you should undertake an independent investigation of the applicable underlier, basket underlier or worst of underlier or of the issuers of the underlier stocks of the applicable underlier, basket underlier or worst of underlier to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any underlier-linked autocallable notes.

We are not incorporating by reference the website of any underlier sponsor or any material it includes into this prospectus supplement no. 931, the accompanying prospectus supplement, dated July 6, 2011, or the accompanying prospectus, dated July 6, 2011.

In this prospectus supplement no. 931 and any applicable pricing supplement, unless the context requires otherwise, references to any underlier, basket underlier or worst of underlier listed below will include any successor underlier to such underlier, basket underlier or worst of underlier and references to the underlier sponsor will include any successor thereto.

The companies included in the S&P 500® Index, the MSCI EAFE Index, the Russell 2000® Index and the FTSE 100® Index are divided into industry sectors by the applicable underlier sponsor. The applicable pricing supplement will describe, to the extent available, the then-current percentage weight each sector has in the underlier, as well as the top ten constituents of the underlier by adjusted market capitalization, and, if applicable, the relative weight of the countries of incorporation of the underlying stock issuers that comprise the underlier. Sector designations are determined by the underlier sponsor using criteria it has selected or developed. Any underlier sponsor may use very different standards from another underlier sponsor to determine sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between underliers with different underlier sponsors may reflect differences in methodology as well as actual differences in the sector composition of the underliers.

As used in Annex A, the following terms generally have the meaning indicated below:

•

Large cap — a company with a large market capitalization (market capitalization is the number of shares outstanding, which may be adjusted to exclude certain shares, multiplied by the stock’s trading price) relative to other common stocks traded within the same market

•	Mid cap — a company with a market capitalization that is with range of the median relative to other common stocks traded within the same market

•	Small cap — a company with a small market capitalization relative to large cap and mid cap common stocks traded within the same market

•

Developed market — a developed, high income country with a formally regulated equity market that is characterized by having developed custody settlement mechanisms, dealing landscape and a relatively high total market capitalization; decisions on whether a market is developed, emerging or otherwise, and as to other categorization matters, are made by the underlier sponsor only and not by us or our affiliates

•

Emerging market — a developing country that is in the process of rapid industrialization with an income level that is generally less than developed countries and an equity market with reasonable or advanced market infrastructure.

Euro STOXX 50® Index

The Euro STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, is a capitalization-weighted index of 50 European blue-chip stocks and was created by STOXX Limited. Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal. The level of the Euro STOXX 50 Index is disseminated on, and additional information about the index is published on, the STOXX Limited website: http://www.stoxx.com. We are not incorporating by reference the website or any material it includes in this prospectus supplement no. 931. STOXX Limited is under no obligation to continue to publish the Euro STOXX 50 Index and may discontinue publication of the Euro STOXX 50 Index at any time.

Euro STOXX 50 Index Composition

The Euro STOXX 50 Index is composed of 50 underlier stocks of market sector leaders from within the 19 Euro STOXX Supersector Indices, which represents the Eurozone portion of STOXX 600 Supersector indices. The underlier stocks have a high degree of liquidity and represent the largest companies across all market sectors. The 19 Supersectors included in the Euro STOXX 50 Index are Automobile & Parts, Banks, Basic Resources, Chemicals, Construction & Materials, Financial Services, Food & Beverage, Health Care, Industrial Goods and Services, Insurance, Media, Oil & Gas, Personal & Household Goods, Real Estate, Retails, Technology, Telecommunications and Utilities.

Maintenance of the Euro STOXX 50 Index

The composition of the Euro STOXX 50 Index is reviewed by STOXX Limited annually in September. Within each of the 19 Euro STOXX Supersector indices, the respective index component stocks are ranked by free–float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free–float market capitalization of the corresponding Euro STOXX Total Market Index Supersector index. If the next–ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current Euro STOXX 50® components are added to the selection list. The stocks on the selection list are then ranked by free–float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list. The 40 largest stocks on the selection list are chosen as index components. Any remaining current components of the Euro STOXX 50® ranked between 41 and 60 are added as index components. If the number of index components is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.

The component stocks of the Euro STOXX 50 are monitored on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin–offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and made effective in line with the type of corporate action and the magnitude of the effect.

Deletion and Replacement of Component Stocks

The components stocks of the Euro STOXX 50 Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked non-component stock will replace the existing component stock. The Euro STOXX 50 Index is also subject to a “fast entry” rule. An initial public offering stock is reviewed for fast-track addition during the next quarterly review. The IPO stock is added if it qualified for the latest selection list in February, May, August or November, if it ranked within the top 60 stocks on the selection list and it was the largest non-component on the selection list. If added, the IPO component stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. Usually, the replacement is based on the latest monthly selection list. In the case of a merger and acquisition where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition, when ranked within the top 40 stocks on the selection list. The largest qualifying spin-off stocks replaces the original component stock, while the next qualifying spin-off stock replaces the smallest current component stock, provided such next qualifying spin-off stock is larger.

The free float factors for each underlier stock that STOXX Limited uses to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review (subject to certain exceptions for extraordinary adjustments, which may be implemented and made effective more quickly). Each component’s weight is capped at 10% of the Euro STOXX 50 Index’s total free float market capitalization. The free float factor reduces the underlier stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and shares held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by government, stock owned by certain individuals or families, and restricted shares).

Index Calculation

STOXX Limited calculates the Euro STOXX 50 Index using the “Laspeyres formula,” which measures the aggregate price changes in the underlier stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the Euro STOXX 50 Index. The applicable pricing supplement will describe the calculation of the Euro STOXX 50 Index if the underlier for your notes is not the price return calculation. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Free float market capitalization of the Index	=	Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each underlier stock as of the time the Euro STOXX 50 Index is being calculated. Where any index component stock price is unavailable on any trading day, the underlier sponsor will generally use the last reported price for such component stock.

EURO STOXX 50 Divisor

The Euro STOXX 50 Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the underlier level or the level of the Euro STOXX 50 Index.

The divisor is calculated by starting with the previous divisor in effect (which we call the “original divisor value”) for the index and multiplying it by a fraction, the numerator of which is the sum for all underlier stocks (calculated on an individual stock basis) of the original divisor value for that underlier stock (as described below), plus or minus the difference between the adjusted free float market capitalization of that stock and the original free float market capitalization of that stock, calculated using the values used to calculate the original divisor value, and the denominator of which is that stock’s original divisor value. The adjusted free float market capitalization is calculated for underlier stocks that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. The original divisor value is the sum for all underlier stocks (calculated on an individual stock basis using the values at the time the previous calculation of the divisor was made of the product of (i) the stock price of that underlier stock, times (ii) the number of shares of such underlier stock, times (iii) the free float factor, times (iv) the weighting cap factor. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is published. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Limited Advisory Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the Euro STOXX 50 Index to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any underlier stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the underlier stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(2)	Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3) Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: decreases

(4) Stock dividend of another company:

Stock dividends from treasury stock will be adjusted as cash dividends.

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – capital return announced by company * (1– withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(7) Spin–off:

Adjusted price = (closing price * A – price of spun–off shares * B) / A

Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

–	If rights are applicable after stock distribution (one action applicable to other):

•	Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A))

•	New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

•	Divisor: increases

–	if stock distribution is applicable after rights (one action applicable to other):

•	Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

•	New number of shares = old number of shares * ((A + C) * (1 + B / A))

•	Divisor: increases

–	Stock distribution and rights (neither action is applicable to the other):

•	Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

•	New number of shares = old number of shares * (A + B +C) / A

•	Divisor: increases

License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.

The Euro STOXX 50® Index is the intellectual property of (including registered trademarks) STOXX Limited and/or its licensors (collectively, the “Licensors”). The license agreement between the Licensors and Goldman Sachs International provides that the following language must be set forth in this prospectus supplement no. 931:

The Licensors have no relationship to The Goldman Sachs Group, Inc. (“GS Group”), other than the licensing of GS Group to use The Euro STOXX 50® Index and the related trademarks for use in connection with the underlier-linked autocallable notes.

The Licensors do not:

•	Sponsor, endorse, sell or promote the underlier-linked autocallable notes.

•	Recommend that any person invest in the underlier-linked autocallable notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the underlier-linked autocallable notes.

•	Have any responsibility or liability for the administration, management or marketing of the underlier-linked autocallable notes.

•

Consider the needs of the underlier-linked autocallable notes or the owners of the underlier-linked autocallable notes in determining, composing or calculating The Euro STOXX 50® Index or have any obligation to do so.

The Licensors will not have any liability in connection with the underlier-linked autocallable notes. Specifically,

•	The Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•

The results to be obtained by the underlier-linked autocallable notes, the owner of the underlier-linked autocallable notes or any other person in connection with the use of The Euro STOXX 50® Index and the data included in The Euro STOXX 50® Index;

•	The accuracy or completeness of The Euro STOXX 50® Index and its data;

•	The merchantability and the fitness for a particular purpose or use of The Euro STOXX 50® Index and its data;

•	The Licensors will have no liability for any errors, omissions or interruptions in The Euro STOXX 50® Index or its data; and

•	Under no circumstances will the Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the Licensors know that they might occur.

The licensing agreement between GS Group and the Licensors is solely for their benefit and not for the benefit of the owners of the underlier-linked autocallable notes or any other third parties.

FTSE® 100 Index

The FTSE® 100 Index, which we refer to as the FTSE 100 Index, is a market capitalization-weighted index of the 100 most highly capitalized U.K.-domiciled blue chip companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of January 3, 1984. The FTSE 100 Index is calculated, published and disseminated by FTSE International Limited, a company owned equally by the London Stock Exchange Plc (the “Exchange”) and The Financial Times Limited (“FT”) . Additional information on the FTSE 100 Index is available from the following website: www.ftse.com/uk.

We are not incorporating by reference the website or any material it includes into this prospectus supplement no. 931. FTSE is under no obligation to continue to publish the FTSE 100 Index and may discontinue publication of the FTSE 100 Index at any time.

FTSE divides the 100 companies included in the FTSE 100 Index into ten sectors. The sectors include: Oil & Gas, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Utilities, Financial and Technology.

FTSE 100 Index Composition and Selection Criteria

The FTSE 100 Index consists of the 100 largest U.K.-domiciled blue chip companies, based on full market capitalization, that pass screening tests for price and liquidity. The FTSE Europe/Middle East/Africa Regional Committee meets quarterly to review the constituents of the index. These meetings are held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes are implemented on the next trading day following the expiration of the London International Financial Futures Exchange futures and options contracts, which normally takes place on the third Friday of the same month.

Eligibility Standards

Only “Premium Listed” equity shares, as defined by the Financial Services Authority in its List Rules Sourcebook, are eligible for inclusion in the FTSE 100 Index. Eligible stocks must pass price and liquidity screens before being included in the index. Additionally, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.

Price Screen — With regard to the price screen, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the FTSE 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling-dominated price on SETS (SETS is the London Stock Exchange’s trading service for UK blue chip securities). For companies with multiple lines of equity, a Euro or US Dollar denominated price may also be included where there is an eligible Sterling line in certain situations.

Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity by calculating its median daily trading per month. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. A stock not presently included in the FTSE 100 Index that does not turnover at least 0.035% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in 10 of the 12 months prior to the annual index review will not be eligible for inclusion. An existing constituent failing to trade at least 0.025% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for more than four of the 12 months prior to the annual index review will be removed from the FTSE 100 Index and will not be eligible for inclusion until the next annual review. New issues will become eligible for inclusion in the index at the quarterly review following their issuance provided that they have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.035% of their shares in issue

(after the application of any investability weightings) based on their median daily trade per month in each month since their listing.

Market Capitalization Ranking — Eligible stocks that pass the price and liquidity screens are ranked by the Committee at the quarterly meetings according to their full market capitalization (that is, before the application of any investability weightings). Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. The Committee will add a stock to the FTSE 100 Index at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review it has fallen to 111th place on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review.

100 Constituent Limitation — The FTSE 100 Index always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the FTSE 100 Index will be inserted to match the number of companies being removed, in order to maintain the total at 100.

Index Calculation

The FTSE 100 Index is an arithmetic weighted index where the weights are the market capitalization of each company. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).

The FTSE 100 Index is calculated and disseminated every 15 seconds on each trading day. The value of the index is represented by a fraction, (a) the numerator of which is the sum of the products of (i) the price of each component stock, (ii) the number shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.

As noted above, a free float factor is applied to each index component. By employing this approach, FTSE uses the investable market capitalization, not the full market capitalization, of each constituent to determine the value of the FTSE 100 Index. Investable market capitalization depends on free float. The following are excluded from free float: trade investments in a constituent company by either another constituent or by a non-constituent entity; significant long-term holdings by founders, directors and/or their families; employee share schemes if they include transfer restrictions; government holdings; and portfolio investments subject to lock-in clauses (for the duration of the clause).

Index Maintenance

The FTSE 100 Index is reviewed quarterly for changes in free float. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action that affects the index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The number of shares in issue for each constituent security is generally amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. When this occurs, changes are made at the next quarterly meeting. However, changes to shares in issue resulting from corporate actions are applied simultaneously with the corporate action.

At each quarterly review, the Committee publishes a Reserve List containing the six highest ranking non-constituents of the FTSE 100 Index. The Reserve List will be used in the event that one or more constituents are deleted from the index during the period up to the next quarterly review. If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking security in the Reserve List as at the close of the FTSE 100 Index calculation two days prior to the deletion and related indices adjusted. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and replaced by the highest ranking non-constituent on the Reserve List. Any eligible company resulting from the takeover will be eligible to become the replacement company if it is ranked higher than any other company on the Reserve List. If a constituent company is split to form two or more companies, then the resulting companies will be eligible for inclusion as FTSE 100 Index constituents, based on their respective full market capitalizations (before the application of any investability weightings), provided that they qualify in all other respects. If a constituent is delisted or ceases to have a firm quotation, it will be removed from the list of constituents and be replaced by the highest ranking eligible company from the Reserve List.

Capitalization Adjustments

Unless the FTSE Europe/Middle East/Africa Regional Committee deems it inappropriate, a premium listed secondary line will be considered for index inclusion if its full market capitalization, i.e. before the application of any investability weightings, is greater than 25% of the full market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the full market capitalization of a secondary line fall below 20% of the full market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the FTSE 100 Index unless its full market capitalization remains above the qualification level for continued inclusion as a constituent of the FTSE 100 Index at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the FTSE 100 Index. Warrants to purchase ordinary shares and convertible securities are not included in the FTSE 100 Index until they are exercised or converted

Share Weighting Changes — For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December.

If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action. If accumulated changes in the number of shares in issue add up to 10% or more or when an accumulated share change represents $2 billion of a company’s total market capitalization, they are implemented between quarters. If an adjustment is made, it will be applied for the first time at the next review in September of the following year. All adjustments are made before the start of the index calculation on the day concerned, unless market conditions prevent this.

Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.

Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the FTSE 100 Index changing due to such an event, all corporate actions which affect the market capitalization of the FTSE 100 Index require an offsetting divisor adjustment. By adjusting the divisor, the value of the FTSE 100 Index remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.

Type of Corporate Action	Adjustment	Adjustment to Divisor
Issue of new shares	Share weighting increased	Yes

Share repurchase	Share weighting decreased	Yes

Bonus issue or stock split	Share weighting multiplied by four. Share price divided by four	No

Rights Issues — A rights issue is where a company raises new capital by offering shareholders additional shares at a set ratio with a discount to the market price. The rights become attached to the shares on a set date — the ex-date. On this date, the price of the company’s underlying shares will fall by the value of the rights. The effect of the rights issue is to increase the market capitalization of the company by the value of the additional shares created by the rights issue less the value of the fall in the share price. The share weighting of the company and index divisor are also adjusted to prevent the index falling in line with the reduction in the share price on the ex-date.

In the event that the market price is equal to or below the rights offer price at the close of business immediately before trading ex-dividend, no adjustments will be made. In this circumstance, any resulting new shares will only be added to the index weighting once the take-up proportion is known and together with any associated change to the company’s free float.

Market Disruption

If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “IND” will be displayed against the index value calculated by FTSE. The FTSE Europe Regional Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. The FTSE Europe Regional Committee may exclude a security from the FTSE 100 Index should it consider that an “accurate and reliable” price is not available.

License Agreement between FTSE and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) will enter into a license agreement with FTSE International Limited, in exchange for a fee, whereby GS Group is permitted to use the FTSE® 100 Index in connection with the issuance of certain securities, including the underlier-linked autocallable notes. GS Group is not affiliated with FTSE; the only relationship between FTSE and GS Group is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index.

FTSE is under no obligation to continue the calculation and dissemination of the FTSE 100 Index. The underlier-linked autocallable notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the Exchange or by FT (together the “Licensor Parties”) and none of the Licensor Parties make any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. None of the Licensor Parties shall be liable (whether in negligence or otherwise) to any person for any error in the Index and none of the Licensor Parties shall be under any obligation to advise any person of any error therein.

“FTSE® ” is a trade mark of the Exchange and the FT and is used by FTSE under license.

FTSE determines, composes and calculates the FTSE 100 Index without regard to the underlier-linked autocallable notes. FTSE has no obligation to take into account your interest, or that of anyone else having an interest, in the underlier-linked autocallable notes in determining, composing or calculating the FTSE 100 Index. FTSE is not responsible for and has not participated in the determination of the terms, prices or amount of the underlier-linked autocallable notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of the underlier-linked autocallable notes payable at the stated maturity date or upon redemption. FTSE has no obligation or liability in connection with the administration, marketing or trading of the underlier-linked autocallable notes.

GS Group does not accept any responsibility for the calculation, maintenance or publication of the FTSE 100 Index or any successor index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial underlier level, final underlier level, closing level of the FTSE 100 Index or any amount payable upon maturity or redemption of the underlier-linked autocallable notes.

MSCI EAFE Index

The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index is a free float adjusted market capitalization index, and is part of the MSCI Global Investable Market Indices, the methodology of which is described below. The indices are considered “standard” indices, which means they consist of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Global Investable Market Indices is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/gimi/. Daily closing price information for the MSCI Indices is available on the following website: http://www.mscibarra.com/products/ indices/international_equity_indices/performance.html. We are not incorporating by reference the website or any material it includes in this prospectus supplement no. 931.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are, as of the date of this prospectus supplement no. 931, Austria, Australia, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the MSCI EAFE Index are derived from the constituent stocks in the 22 MSCI standard single country indices for the developed market countries listed above. The end-of-day total return net U.S. dollar value for the MSCI EAFE Index is reported by Bloomberg under the ticker symbol “NDDUEAFE.”

MSCI divides the companies included in the MSCI EAFE Index into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Construction of the MSCI EAFE Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. The MSCI EAFE Index is a developed market index. The MSCI EAFE Index is a standard index, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-trade funds, equity derivatives, limited partnerships and most investment trusts are not eligible for inclusion in the equity universe.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes. The investability screens used to determine the investable equity universe in each market are:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

•

First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

As of April 19, 2011, the equity universe minimum size requirement was set at US$140,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii) Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by its twelve-month and three-month annualized traded value ratio. This measure attempts to screen out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities. In the calculation of a security’s annualized traded value ratio, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of the 3-month annualized traded value ratio and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month annualized traded value ratio and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of an emerging market.

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of less than 0.15 will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap)

•	Standard Index (Large Cap + Mid Cap)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85%. As of April 2011, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.02 billion to USD 4.47 billion, and the global minimum size range for a emerging market standard index is a full market capitalization of USD 1.01 billion to USD 2.32 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index.

If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices

Calculation Methodology for the MSCI EAFE Index

The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of their component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange or exchanges in each market. In the event of a market disruption resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time. The MSCI EAFE Index was launched on December 31, 1969, at an initial value of 100.

Daily Total Return Methodology

The MSCI EAFE Index is a net daily total return index. A daily total return index measures the market performance, including price performance and income from dividend payments, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests cash dividends in indices the day the security is quoted ex-dividend, or on the ex date. Certain dividends, including regular cash dividends and optional dividends, are reinvested in the index if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the index through a price adjustment. A specific price adjustment is always applied for stock dividends at no cost to the shareholders, a return of capital or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the country indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa, and/or updates to the number of shares outstanding; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed; and changes in “foreign inclusion factors” are implemented. During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

The MSCI EAFE Index is subject to currency exchange risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE Index, which is converted into U.S. dollars.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement between MSCI Inc. and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) will enter into a non-exclusive license agreement with MSCI, in exchange for a fee, whereby GS Group will be permitted to use the MSCI EAFE Index in connection with the offer and sale of underlier-linked autocallable notes. GS Group is not affiliated with

MSCI and the only relationship between MSCI and GS Group is the licensing of the use of the MSCI EAFE Index and trademarks relating to the MSCI EAFE Index.

The MSCI EAFE Index is the exclusive property of MSCI. MSCI and the MSCI EAFE Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by GS Group. Underlier-linked autocallable notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. No purchaser, seller or holder of underlier-linked autocallable notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote underlier-linked autocallable notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE UNDERLIER-LINKED AUTOCALLABLE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI EAFE INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI EAFE INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY GS GROUP. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF UNDERLIER-LINKED AUTOCALLABLE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN UNDERLIER-LINKED AUTOCALLABLE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO UNDERLIER-LINKED AUTOCALLABLE NOTES OR THE ISSUER OR OWNER OF UNDERLIER-LINKED AUTOCALLABLE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF UNDERLIER-LINKED AUTOCALLABLE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF UNDERLIER-LINKED AUTOCALLABLE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH UNDERLIER-LINKED AUTOCALLABLE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF UNDERLIER-LINKED AUTOCALLABLE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF UNDERLIER-LINKED AUTOCALLABLE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS, ITS CUSTOMERS OR COUNTERPARTIES, ISSUERS OF UNDERLIER LINKED-NOTES, OWNERS OF UNDERLIER-LINKED AUTOCALLABLE NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR

RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000® Index

The Russell 2000® Index, which we refer to as the Russell 2000 Index, is an index calculated, published and disseminated by Russell Investment Group (“Russell”), and measures the composite price performance of stocks of 2,000 companies in the U.S. equity market. Additional information about the Russell 2000 Index is available on the following website: http://www.russell.com/Indexes/data/ fact_sheets/us/Russell_2000_Index.asp. We are not incorporating by reference the website or any material it includes in this prospectus supplement no. 931.

Russell divides the 2,000 companies included in the Russell 2000 Index into ten sectors. The sectors include: Consumer Discretionary, Consumer Staples, Energy, Financial Services, Health Care, Industrials, Materials & Processing, Producer Durables, Technology and Utilities.

The index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index. The Russell 3000® Index is comprised of the 3,000 largest companies, or 98% based on market capitalization, of the investable U.S. equity market. The Russell 2000 Index represents approximately 8% of the total market capitalization of the Russell 3000® Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of Constituent Stocks of the Russell 2000 Index

The Russell 2000 Index is a sub-index of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the last trading day of May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000® Index, and consequently, the Russell 2000 Index, if that company incorporates in, has its headquarters in and also trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges) in the United States or its territories. If a company satisfies any one of these criteria and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States, that company will also be considered part of the U.S. equity market. In addition, if there is insufficient information to assign company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is also in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama and Turks and Caicos Islands. ADRs and ADSs are not eligible for inclusion in the Russell 2000 Index.

Exclusions from the Russell 2000 Index

Russell specifically excludes the following securities from the Russell 2000 Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (ii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the marketplace (companies with 5% or less float); and (v) bulletin board, pink sheets or over-the-counter traded securities.

Initial List of Eligible Securities

The primary criterion Russell uses to determine the initial list of securities eligible for the Russell 3000® Index and consequently, the Russell 2000 Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company times the market price as of the last trading day in May. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on their primary exchange on the last trading day of May of each year to be eligible for inclusion in the Russell 2000 Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible if the average of the daily closing prices from their primary exchange during the month of May is equal to or greater than $1.00.

Annual Reconstitution

The Russell 2000 Index is reconstituted annually by Russell to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, unless the final Friday in June is the 28th, 29th or 30th, in which case reconstitution will be effective on the preceding Friday. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Index Calculation and Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the underlier stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000 Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The current Russell 2000 Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100. The ending period index value, for purposes of calculating the Russell 2000 Index value, on any date is determined by adding the market values of the underlier stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. In the event of a market disruption resulting in any underlier stock price to be unavailable, Russell will generally use the last reported price for such underlier stock for the purpose of performance calculation.

Constituent stocks of the index are weighted in the Russell 2000 Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by Russell. Russell determines shares available to the public for purchase based on information recorded in corporate filings with the Securities and Exchange Commission and other reliable sources in the event of missing or questionable data. Russell removes the following types of shares from total market capitalization to arrive at free-float market capitalization:

Corporate cross-owned shares — shares of a company in the index that are held by another company that is included in any other Russell index;

Large private and corporate holdings — shares held by an individual, a group of individuals acting together or a corporation (that is included in the index) if such shareholdings constitute 10% or more of the shares outstanding. Institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, are not excluded unless the firm has a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and excluded;

ESOP or LESOP shares — shares held by employee stock ownership plans and leveraged employee stock ownership plans that comprise 10% or more of a company’s outstanding shares;

Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

Government holdings — shareholdings listed as “government of”. Shares held by government investment boards and/or investment arms are treated like shares held by large private shareholdings and are excluded if the number of shares is greater than 10% of outstanding shares. Shares held by a government pension plan are considered institutional holdings and will not be excluded.

Corporate Actions Affecting the Index

Russell adjusts the index in response to certain corporate actions and events. The adjustment is applied when Russell determines that the corporate action or event is final based on sources of public information, including press releases and Securities and Exchange Commission filings. Prior to the completion of a corporate action or event, Russell estimates the effective date. Russell will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell will generally either (1) apply the action after the close of the then-current market day (t) or (2) apply the action after the close of the following day (t + 1). Russell applies the following methodology guidelines when adjusting the index in response to corporate actions and events:

No Replacement” Rule — Securities that are deleted from the Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions —

Between constituents: When mergers and acquisitions take place between companies that are both constituents of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. Russell categorizes the surviving entity based on a weighted average of the market value of the two companies prior to the merger using market values as of the day immediately before Russell determines that the action or event is final.

Between a constituent and a non-constituent: If the acquiring company is not a member of a Russell index, Russell will analyze the transaction to determine whether it constitutes a reverse merger. A reverse merger occurs when the acquiring company is a private, non-publicly traded company or OTC company, and the acquisition results in a transaction whereby a new publicly traded company is created that meets all of the requirements for inclusion in a Russell index based on market capitalization using the opening price on the day after the merger or acquisition is considered final. In such a case, the newly formed entity will be placed in the Russell 2000 Index, if appropriate, and the acquired company simultaneously removed from the Russell 2000 Index, after the close on the day after the merger is considered final. If the event does not qualify as a reverse merger, the acquired company is deleted after the action is determined to be final.

Reincorporation — Members of a Russell U.S. index, like the Russell 2000 Index, that reincorporate to another country and continue to trade in the United States and companies that reincorporate to the United States during the year are analyzed for assignment by Russell during annual reconstitution. Members that reincorporate in another country and no longer trade in the United States are immediately deleted from the Russell U.S. indices.

Rights Offerings — Rights offered to shareholders are reflected in the index on the date the offer expires for non-transferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right on the ex-date and the shares are increased according to the terms of the offering on that date. Rights issued in anticipation of a take-over event are excluded from this treatment.

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates result from spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. Eligible initial public offerings are added to the Russell 2000 Index at the end of each calendar quarter.

Tender Offers — A company acquired as the result of a tender offer is removed when the offer has fully expired and when it is determined that the company will finalize the process with a short-form merger. Because this information is typically not available until after the close, the company will be removed the day after the process is final at the last traded market price.

Delisted and Halted Stocks — When stocks are deleted from the index as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t), or the following day (t+1) using the closing OTC bulletin board price. Halted securities are not removed from the index until the time they are actually delisted from the exchange. If a security is halted, it remains in the index at the last traded price until the security resumes trading or is officially delisted.

Bankruptcy and Voluntary Liquidations — Companies that file for a Chapter 7 liquidation bankruptcy or have filed a liquidation plan will be removed from the index at the time of the bankruptcy filing; whereas companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. If a company files for bankruptcy, is delisted and it can be confirmed that it will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

Stock Distributions — A price adjustment for stock distributions is applied on the ex-date of the distribution. When the number of shares for the distribution is fixed, Russell increases the number of shares on the ex-date. When the number of shares is an undetermined amount based on future earnings and profits, Russell increases the number of shares on the pay-date.

Updates to Share Capital — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are generally updated at the end of the month in which the change is reflected in vendor-supplied updates. Russell verifies this information using publicly available information filed with the Securities and Exchange Commission. Russell only applies such changes if the aggregate change in the number of shares outstanding is greater than 5%. The float factor determined during the most recent annual reconstitution is applied to this figure, and only the available shares will be added to the index. No such changes are made in June due to the most recent annual reconstitution.

License Agreement between Russell Investment Group and The Goldman Sachs Group, Inc.

Frank Russell Company and Goldman Sachs International have entered into a non-exclusive license agreement, granting The Goldman Sachs Group, Inc. (“GS Group”), in exchange for a fee, permission to use the Russell 2000 Index in connection with the offer and sale of the notes. GS Group is not affiliated with Russell; the only relationship between Russell and GS Group is the licensing of the use of the Russell 2000 Index (a trademark of Russell) and trademarks relating to the Russell 2000 Index.

GS Group does not accept any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell’s only relationship to GS Group is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to GS Group or the notes. Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS GROUP, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

The S&P 500® Index, which we refer to as the S&P 500 Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500 Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”). Additional information is available on the following website: http://www.standardandpoors.com/indices/sp-500/en/us/. We are not incorporating by reference the website or any material it includes in this prospectus supplement no. 931.

S&P intends for the S&P 500 Index to provide a performance benchmark for the U.S. equity markets. S&P calculates the value of the S&P 500 Index (discussed below in further detail) based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any underlier stock is the product of the market price per share times the number of the then outstanding shares of such underlier stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.

S&P divides the 500 companies included in the S&P 500 Index into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Calculation of the S&P 500 Index

The S&P 500 Index is calculated using a base-weighted aggregate methodology. This discussion describes the “price return” calculation of the S&P 500 Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The value of the S&P 500 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500 Index times the number of shares of such stock included in the S&P 500 Index, and the denominator of which is the divisor, which is described more fully below.

The S&P 500 Index is also sometimes called a “base-weighted index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date.” The level of the S&P 500 Index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43. S&P set the base value of the S&P 500 Index on the base date at 10.

Maintenance of the S&P 500 Index

In order to keep the S&P 500 Index comparable over time S&P engages in an index maintenance process. The S&P 500 Index maintenance process involves changing the constituents, adjusting the number of shares used to calculate the S&P 500 Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500 Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the S&P 500 Index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the S&P 500 Index’s post-event value to the pre-event level.

Constituent Changes

Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the S&P 500 Index that are employed by S&P include an unadjusted market capitalization of $4.0 billion or more, adequate liquidity, reasonable price, U.S. domicile, public float of 50% or more, industry sector, financial viability and, for IPOs, a seasoning period of six to twelve months. Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, when they are delisted from the relevant exchange, and when they violate on or more of the inclusion criteria. Companies that experience a trading halt may be retained or deleted in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, public availability of data, local market practice, and whether the change represents more than 5% of the float-adjusted share count. Changes as a result of mergers or acquisitions are implemented when the transaction occurs, regardless of the size of the change to the number of shares. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described in the next sentence. Other changes will be implemented as soon as practicable if the change to the float-adjusted share count is more than 5%. For smaller changes, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the S&P 500 Index as required by any changes in the float-adjusted number of shares outstanding. S&P implements a share freeze the week of the effective date of the quarterly share count updates. During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events). After the float-adjusted share count totals are updated, the divisor is adjusted to compensate for the net change in the total market value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the divisor.

In addition, the S&P 500 Index is float-adjusted, meaning that the share counts used in calculating the S&P 500 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. To this end, S&P defines three groups of shareholders whose holdings are presumed to be for control, rather than investment purposes. The groups are:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, or strategic partners leveraged buyout groups

•	holdings by government entities, including all levels of government within the United States or foreign countries, and

•

holdings by other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

Within each group, holdings are totaled, and in cases where holdings of a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted share count to be used in S&P 500® Index calculations.

Adjustments for Corporate Actions

There are a large range of corporate actions that may affect companies included in the S&P 500 Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500 Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?
Stock split	Yes — share count is revised to reflect new count.	No — share count and price changes are off-setting

Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes — share count is revised to reflect new count.	Yes — divisor adjustment reflects change in market capitalization

Spin-off if spun-off company is not being added to the S&P 500 Index	No	Yes — divisor adjustment reflects decline in market value (i.e. value of the spun-off unit)

Spin-off if spun-off company is being added to the S&P 500 Index and no company is being removed	No	No

Spin-off if spun-off company is being added to the S&P 500 Index and another company is being removed	No	Yes — divisor adjustment reflects deletion

Special cash dividends	No	Yes — calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in market value

Company added to or deleted from the S&P 500 Index	No	Yes — divisor is adjusted by the net change in market value

Rights Offering	No	Yes — divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed at the set price)

Disruptions due to Exchange Closure

When an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing level of the S&P 500 Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each stock in the S&P 500 Index. If an exchange fails to open due to unforeseen circumstances, the S&P 500 Index will use the prior day’s closing prices. If all exchanges fail to open, Standard & Poor’s may determine not to publish the S&P 500 Index for that day.

License Agreement between S&P and The Goldman Sachs Group, Inc.

S&P and The Goldman Sachs Group, Inc. (“GS Group”) have entered into a non-transferable, nonexclusive license agreement granting GS Group and its affiliates, in exchange for a fee, the right to use the S&P 500® Index (a trademark of S&P) in connection with the issuance of certain securities, including the underlier-linked autocallable notes.

The underlier-linked autocallable notes are not sponsored, endorsed, sold or promoted by S&P and S&P does not make any representation regarding the advisability of investing in the underlier-linked autocallable notes. S&P makes no representation or warranty, express or implied, to the owners of the underlier-linked autocallable notes or any member of the public regarding the advisability of investing in securities generally or in the underlier-linked autocallable notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to GS Group is the licensing of certain trademarks and trade names of S&P and of the use of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to GS Group or the underlier-linked autocallable notes. S&P has no obligation to take the needs of GS Group or the owners of the underlier-linked autocallable notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the underlier-linked autocallable notes to be issued or in the determination or calculation of the equation by which the underlier-linked autocallable notes are to be exchanged into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the underlier-linked autocallable notes.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement

Page
Summary Information	S-3
Hypothetical Returns on the Underlier-Linked Autocallable Notes	S-24
Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes	S-46
General Terms of the Underlier-Linked Autocallable Notes	S-61
Use of Proceeds and Hedging	S-92
Supplemental Discussion of Federal Income Tax Consequences	S-94
Employee Retirement Income Security Act	S-100
Supplemental Plan of Distribution	S-101
The Underliers	A-1
Euro STOXX 50® Index	A-2
FTSE® 100 Index	A-7
MSCI EAFE Index	A-11
Russell 2000® Index	A-18
S&P 500® Index	A-23

Prospectus Supplement dated July 6, 2011
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-26
Employee Retirement Income Security Act	S-27
Supplemental Plan of Distribution	S-28
Validity of the Notes	S-29

Prospectus dated July 6, 2011
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	65
Description of Capital Securities and Related Instruments	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	92
Considerations Relating to Floating Rate Debt Securities	97
Considerations Relating to Securities Issued in Bearer Form	98
Considerations Relating to Indexed Securities	102
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
Considerations Relating to Capital Securities	108
United States Taxation	112
Plan of Distribution	136
Conflicts of Interest	138
Employee Retirement Income Security Act	139
Validity of the Securities	140
Experts	140
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	141

The Goldman Sachs Group, Inc.

Underlier-Linked Autocallable Notes

Linked to an Underlier,

a Basket of Underliers or the

Worst of Two or More Underliers

Medium-Term Notes,

Series D

Goldman, Sachs & Co.